Table of Contents

EXPERIENCE

ANNUAL REPORT

OCTOBER 31, 2005

Smith Barney Investment Series

Smith Barney Premier Selections All Cap Growth Portfolio

Smith Barney Dividend Strategy Portfolio

Smith Barney Growth and Income Portfolio

SB Government Portfolio

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Smith Barney Investment Series

Annual Report • October 31, 2005

What’s

Inside

Under a licensing agreement between Citigroup and Legg Mason, the names of funds, the names of any classes of shares of funds, and the names of investment advisers of funds, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Smith Barney,” “Salomon Brothers,” “Citi,” “Citigroup Asset Management,” and “Davis Skaggs Investment Management”. Legg Mason and its affiliates, as well as the Funds’ investment manager, are not affiliated with Citigroup.

All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

Letter from the Chairman

R. JAY GERKEN

Chairman, President and

Chief Executive Officer

Dear Shareholder,

The U.S. economy was surprisingly resilient during the fiscal year. While surging oil prices, rising interest rates and the impact of Hurricanes Katrina and Rita threatened to derail economic expansion, growth remained solid throughout the period. After a 3.3% advance in the second quarter of 2005, third quarter gross domestic product (“GDP”)i growth grew to 4.3%, marking the tenth consecutive quarter in which GDP growth grew 3.0% or more.

As expected, the Federal Reserve Board (“Fed”)ii continued to raise interest rates in an attempt to ward off inflation. After raising rates three times from June 2004 through September 2004, the Fed increased its target for the federal funds rateiii in 0.25% increments eight additional times over the reporting period. The Fed again raised rates in early November, after the Funds’ reporting period had ended. All told, the Fed’s twelve rate hikes have brought the target for the federal funds rate from 1.00% to 4.00%. This represents the longest sustained Fed tightening cycle since 1976-1979.

During the 12-month period covered by this report, the U.S. stock market generated solid results, with the S&P 500 Indexiv returning 8.72%. Generally positive economic news, relatively benign core inflation and strong corporate profits supported the market during much of the period. Looking at the fiscal year as a whole, mid-cap stocks generated superior returns, with the Russell Midcapv, Russell 1000vi, and Russell 2000vii Indexes returning 18.09%, 10.47%, and 12.08%, respectively. From a market style perspective, value-oriented stocks significantly outperformed their growth counterparts, with the Russell 3000 Valueviii and Russell 3000 Growthix Indexes returning 11.96% and 8.99%, respectively.

During much of the fiscal year, the fixed income market confounded investors as short-term interest rates rose in concert with the Fed rate tightening, while longer-term rates, surprisingly, declined. However, due to a spike late in the period, the 10-year Treasury yield was 4.56% on October 31, 2005, versus 4.11% when the period began. Nevertheless, this was still lower than its yield of 4.62% when the Fed began its tightening cycle on June 30, 2004. Looking at the one-year period as a whole, the overall bond market, as measured by the Lehman Brothers Aggregate Bond Indexx, returned 1.13%.

Please read on for a more detailed look at prevailing economic and market conditions during the Funds’ fiscal year and to learn how those conditions have affected fund performance.

Smith Barney Investment Series          1

Performance of the Funds[1] as of October 31, 2005 (unaudited)

	6 Months	12 Months
Smith Barney Premier Selections All Cap Growth Portfolio	10.07%	9.97%

Russell 1000 Growth Index	7.59%	8.81%

Russell 2000 Growth Index	13.15%	10.91%

S&P MidCap 400 Index	11.33%	17.65%

Lipper Variable Multi-Cap Growth Funds Category Average	12.84%	14.64%

Smith Barney Dividend Strategy Portfolio	0.70%	2.23%

S&P 500 Index	5.27%	8.72%

Lipper Variable Large-Cap Core Funds Category Average	6.06%	9.39%

Smith Barney Growth and Income Portfolio	4.64%	6.37%

S&P 500 Index	5.27%	8.72%

Lipper Variable Large-Cap Core Funds Category Average	6.06%	9.39%

SB Government Portfolio	-0.26%	0.41%

Lehman Brothers Government Bond Index	0.07%	0.94%

Lipper Variable General U.S. Government Funds Category Average	-0.11%	1.49%

[1]	The Funds are underlying investment options of various variable annuity and variable life insurance products. A variable annuity product is a contract issued by an insurance company where the annuity premium (a set amount of dollars) is immediately turned into units of a portfolio of securities. Upon retirement, the policyholder is paid according to accumulated units whose dollar value varies according to the performance of the securities within the sub accounts. Its objective is to preserve, through investment, the purchasing value of the annuity, which otherwise is subject to erosion through inflation. The Funds’ performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity contracts, such as administrative fees, account charges, and surrender charges which, if reflected, would reduce the performance of the Funds. Past performance is no guarantee of future results.

2         Smith Barney Investment Series

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost.
Fund returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all fund expenses.
Lipper, Inc. is a major independent mutual-fund tracking organization.
Returns are based on the period ended October 31, 2005, calculated among the 117 funds for the six-month period and among the 116 funds for the 12-month period in the Lipper Variable Multi-Cap Growth Funds Category, including the reinvestment of all distributions, including returns of capital, if any.
Returns are based on the period ended October 31, 2005, calculated among the 228 funds for the six-month period and among the 227 funds for the 12-month period in the Lipper Variable Large-Cap Core Funds Category, including the reinvestment of all distributions, including returns of capital, if any.
Returns are based on the period ended October 31, 2005, calculated among the 62 funds for the six-month period and among the 61 funds for the 12-month period in the Lipper Variable General U.S. Government Funds Category, including the reinvestment of all distributions, including returns of capital, if any.

Special Shareholder Notice

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management, to Legg Mason, Inc. (“Legg Mason”). As a result, the Funds’ investment advisor, Smith Barney Fund Management LLC (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a whole-owned subsidiary of Legg Mason. Completion of the sale caused the existing investment management contracts to terminate. Each Fund’s shareholders previously approved a new investment management contract between the Funds and the Manager, which became effective December 1, 2005.

Information About Your Funds

As you may be aware, several issues in the mutual fund industry have recently come under the scrutiny of federal and state regulators. The Funds’ Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Funds’ response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Funds have been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

Important information concerning the Funds and their Manager with regard to recent regulatory developments is contained in the Notes to Financial Statements included in this report.

Smith Barney Investment Series          3

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

December 1, 2005

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

[i]	Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

[v]	The Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index whose average market capitalization was approximately $4.7 billion as of 6/24/05.

vi	The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index.

vii	The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell 3000 Index.

viii	The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.)

ix	The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

[x]	The Lehman Brothers Aggregate Bond Index is a broad-based bond index comprised of Government, Corporate, Mortgage and Asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

4         Smith Barney Investment Series

Smith Barney Premier Selections All Cap Growth Portfolio

Manager Overview

Q. What were the overall market conditions during the Fund’s reporting period?

A. Despite some headwinds, the domestic economy continued to expand during the 12-month reporting period as gross domestic product (“GDP”)i grew in excess of 3% during the first three quarters 2005 and the major equity indexes advanced at respectable rates. The major roadblocks to progress were the same for much of the past year: the Federal Reserve Board (“Fed”)ii continued to raise interest rates; oil and energy prices reached new record highs; and weather-related catastrophes took a heavy human and economic toll in the Gulf region. The price of oil skyrocketed throughout the year, from $43 per barrel at the start of 2005 to a high of just under $70 at the end of August, as a result of tension in the Middle East, increased demand from China, labor strikes in Venezuela, and weather-related supply interruptions. During this period, the Fed continued its tightening policy with twelve consecutive federal funds rateiii hikes occurring between June 2004 (before the start of the annual period) and November 2005. The Gulf region hurricanes added insult to injury for the consumer and certain business segments already feeling the strain from higher energy prices and interest rates. Despite this difficult economic environment, equities were able to advance, in part due to attractive valuations and strong corporate profits.

Performance Review

For the 12 months ended October 31, 2005, the Smith Barney Premier Selections All Cap Growth Portfolio returned 9.97%. In comparison, the Fund’s unmanaged benchmarks, the Russell 1000 Growth Index,iv the Russell 2000 Growth Index,v and the S&P MidCap 400 Index,vi , returned 8.81%, 10.91% and 17.65%, respectively, for the same period. The Lipper Variable Multi-Cap Growth Funds Category Average1 increased 14.64% over the same time frame.

Q. What were the most significant factors affecting the Fund’s Performance?

A. During the annual period, the Fund’s strongest returns came from the overweighted energy sector, followed by positive performance in the underweighted consumer staples and the overweighted financials, consumer discretionary and the underweighted industrials sectors. The Fund had losses for the period in the overweighted materials sector and the underweighted utilities sector.

     What were the leading contributors to performance?

A. In terms of individual stock holdings, the leading contributors to performance included positions in Chico’s FAS, Inc. in consumer discretionary, Gillette Co. in consumer staples (which was acquired by Procter & Gamble Co. during the period), SanDisk Corp. and Motorola Inc., both in information technology, and Amgen Inc. in health care.

[1]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended October 31, 2005, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 116 funds in the Fund’s Lipper category.

Smith Barney Investment Series 2005 Annual Report         5

     What were the leading detractors from performance?

A. In terms of individual stock holdings, the leading detractors from performance included positions in Pfizer Inc., Medicis Pharmaceutical Corp., and Centene Corp., all in health care, DreamWorks Animation SKG, Inc. in consumer discretionary and Alliance Data Systems Corp. in information technology.

Q. Were there any significant changes made to the Fund during the reporting period?

A. In May of 2005, in the middle of the annual period, the Fund’s previous Portfolio Manager for mid-cap equities was replaced with a new team of managers that restructured the mid-cap segment of the Fund, replacing many holdings to better reflect the new team’s investment philosophy and process. The mid-cap segment of the portfolio was brought into better alignment with the new Managers’ emphasis on companies that generate abundant cash flow, have strong or improving balance sheets, and/or whose share prices reflect unappreciated growth expectations. The Fund’s returns for the most recent six-month period largely reflect the current Fund and Portfolio Management, as opposed to the returns for the full 12-month period, which include returns achieved under the previous mid-cap manager, prior to the restructuring.

At the close of the period, the Fund was overweight the consumer discretionary, energy, financials and utilities sectors, underweight the consumer staples, health care, information technology, industrials and materials sectors, with no significant holdings in the telecommunications services sector.

Thank you for your investment in the Smith Barney Premier Selections All Cap Growth Portfolio. As ever, we appreciate that you have chosen us to manage your assets, and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Alan J. Blake	Timothy Woods, CFA
Portfolio Manager	Portfolio Manager

Brian Angerame Portfolio Manager	Derek Deutsch, CFA Portfolio Manager	Peter Stournaras, CFA Portfolio Manager

December 1, 2005

6         Smith Barney Investment Series 2005 Annual Report

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of October 31, 2005 and are subject to change and may not be representative of the portfolio manager’s current or future investments. The Fund’s top ten holdings (as a percentage of net assets) as of this date were: Merrill Lynch and Co. Inc. (2.5%), Texas Instruments Inc. (2.5%), Amgen Inc. (2.3%), Bed, Bath & Beyond Inc. (2.2%), Motorola Inc. (2.2%), Home Depot Inc. (2.2%), Amazon.com Inc. (2.2%), Time Warner Inc. (2.1%), Johnson & Johnson (2.0%) and Microsoft Corp. (2.0%). Please refer to pages 29 through 34 for a list and percentage breakdown of the Fund’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The Fund’s top five sector holdings (as a percentage of net assets) as of October 31, 2005 were: Consumer Discretionary (24.0%), Information Technology (21.2%), Health Care (18.8%), Financials (12.3%) and Consumer Staples (7.4%). The Fund’s portfolio composition is subject to change at any time.

RISKS: The Fund may invest in small- and mid-cap companies that may involve a higher degree of risk and volatility than investments in large-cap companies. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on fund performance. The Fund may invest in foreign securities that may be subject to certain risks not associated with domestic investing, such as currency fluctuations, and changes in political and economic conditions. These risks are magnified in emerging or developing markets. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

[i]	Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv	The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

[v]	The Russell 2000 Growth Index measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values.

vi	The S&P MidCap 400 Index is a market-value weighted index which consists of 400 domestic stocks chosen for market size, liquidity, and industry group representation.

Smith Barney Investment Series 2005 Annual Report         7

Fund at a Glance (unaudited)

Smith Barney Premier Selections All Cap Growth Portfolio

8         Smith Barney Investment Series 2005 Annual Report

Smith Barney Premier Selections All Cap Growth Portfolio*

Historical Performance (unaudited)

Value of $10,000 Invested in the Smith Barney Premier Selections All Cap Growth Portfolio vs. S&P MidCap 400 Index, Russell 1000 Growth Index and Russell 2000 Growth Index† (September 1999 — October 2005)

†	Hypothetical illustration of $10,000 invested on September 15, 1999 (commencement of operations), assuming the reinvestment of all distributions, including returns of capital, if any, at net asset value through October 31, 2005. Before May 1, 2001, the Portfolio was known as the Select Mid Cap Portfolio and had a different investment style. The S&P MidCap 400 Index is a widely recognized index of 400 medium-capitalization stocks. Figures for the S&P MidCap 400 Index include reinvestment of dividends. The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities. The Russell 2000 Growth Index measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.) The Indices are unmanaged and are not subject to the same management and trading expenses of a mutual fund. Please note that an investor cannot invest directly in an index.

*	Before May 1, 2001, the Portfolio was known as Select Mid Cap Portfolio and had a different investment style.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

Smith Barney Investment Series 2005 Annual Report         9

Fund Performance

Average Annual Total Returns‡ (unaudited)
Twelve Months Ended 10/31/05	9.97%

Five Years Ended 10/31/05	(3.00)

9/15/99** through 10/31/05	3.64

Cumulative Total Returns‡ (unaudited)
9/15/99** through 10/31/05	24.50%

‡	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

**	Commencement of operations.

10         Smith Barney Investment Series 2005 Annual Report

Smith Barney Dividend Strategy Portfolio

Manager Overview

Q. What were the overall market conditions during the Fund’s reporting period?

A. Despite a number of setbacks and obstacles, the domestic economy continued to expand during the 12-month reporting period. The major roadblocks to progress were the same for much of the past year: the Federal Reserve Board (“Fed”)i continued to raise interest rates; oil and energy prices reached new record highs; and the effects of the hurricanes on the Gulf Coast. The price of oil skyrocketed throughout the year, from $43 per barrel at the start of 2005 to a high of just under $70 at the end of August, as a result of tension in the Middle East, increased demand from China, labor strikes in Venezuela and weather-related supply interruptions. Several of these factors, especially higher energy prices, have weighed heavily on the consumer resulting in some reining-in of consumer spending. The housing market continued at a torrid pace throughout the year, showing signs of cooling only in the last few months, despite increasing short-term interest rates throughout the year and recent credit tightening from banks. The war in Iraq continued to put a strain on international relations and domestic spending. The continued dual deficits (both trade and budget deficits) have become a concern to the market with regard to their effect on long-term growth.

While the market experienced some short-term volatility during the period, especially in the first quarter of 2005, the domestic stock market in general registered gains over the past twelve months. However, most of the gains occurred at the end of 2004 following the Presidential election. With the uncertainty from the election removed, the S&P 500 Indexii rallied over 7% from Election Day until the end of year. But in 2005, the equity market has stayed within a narrow range, with the S&P 500 Index ending the third quarter of 2005 virtually flat for the year. In general, market leadership over the period came from the mid- and small-cap stocks, as large-caps had positive returns but lagged their smaller counterparts, while value-oriented stocks continued to outperform growth-oriented stocks.

Performance Review

For the 12 months ended October 31, 2005, the Smith Barney Dividend Strategy Portfolio returned 2.23%. In comparison, the Fund’s unmanaged benchmark, the S&P 500 Index returned 8.72% for the same period. The Lipper Variable Large-Cap Core Funds Category Average1 increased 9.39% over the same time frame.

[1]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended October 31, 2005, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 227 funds in the Fund’s Lipper category.

Smith Barney Investment Series 2005 Annual Report         11

Q. What were the most significant factors affecting the Fund’s Performance?

A. In general economic terms, many of the high-dividend paying stocks that the Fund favors lagged behind other segments of the market during the period. Specifically, the Fund’s overweights and stock selection in industrials, materials and selected health care sector stocks detracted from relative performance. In the slightly underweighted energy sector, the Fund’s investments in large integrated oil companies performed well but lagged the performance of other energy sector stocks that pay little or no dividends.

     What were the leading contributors to performance?

A. In terms of individual stock holdings, the leading contributors to performance included positions in GlaxoSmithKline PLC and Wyeth in health care, Chubb Corp. in financials, BP PLC in energy and Albertson’s, Inc. in consumer staples.

     What were the leading detractors from performance?

A. In terms of individual stock holdings, the leading detractors from performance included positions in Pfizer Inc. in health care, Pearson PLC in consumer discretionary, Alcoa Inc. in materials, Verizon Communications Inc. in telecommunication services and Gannett Co. Inc. in consumer discretionary.

Q. Were there any significant changes made to the Fund during the reporting period?

A. At the start of the 12-month reporting period, the Smith Barney Large Cap Core Portfolio was renamed Smith Barney Dividend Strategy Portfolio and Portfolio Managers Scott Glasser and Peter Hable became co-managers for the Fund. The investment objective and investment policy of the Fund were also modified: The Fund’s current objective is to seek capital appreciation, principally through investments in dividend-paying stocks and the investment policy of the Fund is to invest, under normal market conditions, at least 80% of assets in dividend-paying stocks. The Fund is permitted to invest up to 20% of assets in other types of securities, including non-dividend paying companies, preferred stocks and fixed income securities.

In-line with these substantial changes, at the start of the annual period a significant portion of the Fund’s existing portfolio positions were closed and a number of new positions were established by the new management team. At the close of the period, the Fund was overweight materials, industrials, health care and consumer staples, market weight telecommunication services, and underweight information technology, consumer discretionary, financials, energy and utilities.

12         Smith Barney Investment Series 2005 Annual Report

Thank you for your investment in the Smith Barney Dividend Strategy Portfolio. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Scott K. Glasser, Portfolio Manager	Peter J. Hable, Portfolio Manager	Peter C. Stournaras Portfolio Manager

December 1, 2005

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The Fund’s top five sector holdings (as a percentage of net assets) as of October 31, 2005 were: Health Care (15.7%), Industrials (14.8%), Financials (14.7%), Consumer Staples (11.3%) and Materials (9.2%). The Fund’s portfolio composition is subject to change at any time.

RISKS: The Fund may invest in foreign securities that may be subject to certain risks not associated with domestic investing, such as currency fluctuations, and changes in political and economic conditions. The Fund may engage in active and frequent trading, resulting in increased transaction costs, which could detract from the Fund’s performance. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses and have a potentially large impact on fund performance. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

[i]	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

ii	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

Smith Barney Investment Series 2005 Annual Report         13

Fund at a Glance (unaudited)

Smith Barney Dividend Strategy Portfolio

14         Smith Barney Investment Series 2005 Annual Report

Smith Barney Dividend Strategy Portfolio*

Historical Performance (unaudited)

Value of $10,000 Invested in the Smith Barney Dividend Strategy Portfolio vs. S&P 500 Index† (September 1999 — October 2005)

†	Hypothetical illustration of $10,000 invested on September 15, 1999 (commencement of operations), assuming the reinvestment of all distributions, including returns of capital, if any, at net asset value through October 31, 2005. Before November 1, 2004, the Portfolio was known as Smith Barney Large Cap Core Portfolio and had a different investment style. The S&P 500 Index is an index of widely held common stocks listed on the New York and American Stock Exchanges and the over-the-counter markets. Figures for the S&P 500 Index include reinvestment of dividends. The Index is unmanaged and is not subject to the same management and trading expenses of a mutual fund. Please note that an investor cannot invest directly in an index.
*	Before November 1, 2004, the Portfolio was known as Smith Barney Large Cap Core Portfolio and had a different investment style.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

Fund Performance

Average Annual Total Returns‡ (unaudited)
Twelve Months Ended 10/31/05	2.23%

Five Years Ended 10/31/05	(6.05)

9/15/99** through 10/31/05	(1.90)

Cumulative Total Return‡ (unaudited)
9/15/99** through 10/31/05	(11.07)%

‡	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.
**	Commencement of operations.

Smith Barney Investment Series 2005 Annual Report         15

Smith Barney Growth and Income Portfolio

Manager Overview

Q. What were the overall market conditions during the Fund’s reporting period?

A. The market was led by the energy related (energy and utilities) and the defensive (consumer staples, health care and financials) sectors. Oil and natural gas prices rose through the period, hitting all time highs in late August 2005. Supply/demand fundamentals have been tight for energy for the past twenty-four months, but hit a peak in August from the damage done to Gulf of Mexico production facilities by Hurricanes Katrina and Rita. Energy fundamentals appear balanced to us, with strong demand growth in China and India offset by lower gasoline demand in the U.S. due to higher prices. The Federal Reserve Board (“Fed”)i raised interest rates 0.25% at each of the last twelve meetings. We believe that the Fed will continue to increase rates until we hit historical normal levels of real interest rates. That would entail further increases into 2006. Defensive stocks outperformed due to fears that higher oil prices and interest rates would slow economic growth.

The Chinese government partly floated its currency vs. the dollar and the Yen starting in late July. Gold prices began to rise coincident with the first floating of the Yuan.

General Motors faced two crises in 2005, first the downgrading of its credit rating to below investment grade and second the bankruptcy of Delphi Automotive, its largest parts supplier and onetime affiliate. Currently, the debt markets are pricing in a 30% probability of GM’s own bankruptcy within eighteen months. General Motors and Ford are struggling with high costs, declining market shares and a mix shift away from high profit SUV’s. The Portfolio has avoided and will continue to avoid any auto related exposure.

Performance Review

For the 12 months ended October 31, 2005, the Smith Barney Growth and Income Portfolio returned 6.37%. The Fund underperformed its unmanaged benchmark, the S&P 500 Index,ii which returned 8.72% for the same period. The Lipper Variable Large-Cap Core Funds Category Average1 increased 9.39% over the same time frame.

Q. What were the most significant factors affecting the Fund’s Performance?

A. The Fund had strong performance in the health care sector. Returns were helped by over-weights in HMO’s and generic drug stocks, and an underweight in large capitalization pharmaceuticals. We believe that cost pressures and a large number of drugs coming off patent will help HMO and generic drug company earnings and hurt the earnings of the traditional pharmaceutical companies. The consumer discretionary sector returns were

[1]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended October 31, 2005, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 227 funds in the Fund’s Lipper category.

16         Smith Barney Investment Series 2005 Annual Report

helped by positions in Best Buy Co. Inc. and JC Penney Co. Inc., and the absence of any auto related stocks.

The Fund was hurt by poor stock picking in the technology sector. Technology appears to be seeing a changing of the guard, and the Fund owned too many of the old guard and not enough of the new. Positions in International Business Machines Corp., Dell Inc. and Nortel Networks Corp. all detracted from performance.

     What were the leading contributors to performance?

A. The biggest contributors to performance were Boeing Co., Teva Pharmaceutical Industries Ltd. and Coventry Health Care Inc. The best performing sectors were health care, consumer discretionary and industrials. Boeing was helped by large orders of the new 787 plane, while Teva benefited from anticipation of a powerful pipeline of new products to come in 2006. Coventry delivered better than expected cost savings, and saw favorable medical cost trends.

     What were the leading detractors from performance?

A. The stocks that most hurt performance were OSI Pharmaceuticals, Inc., Sara Lee Corp. and Nortel Networks Corp. The worst performing sectors were technology, consumer staples and materials. OSI had unfavorable tests of its Tarceva drug, and made what was in the eyes of Wall Street a poor acquisition of Eyetech. Sara Lee’s turnaround under new CEO Brenda Barnes took longer than expected. Her performance at PepsiCo Inc. gives us confidence that she will be able to unlock significant hidden value at Sara Lee. Sales growth at Nortel was insufficient to create earnings leverage.

Q. Were there any significant changes made to the Fund during the reporting period?

A. The Portfolio is higher growth and higher quality than it was coming into 2005. U.S. corporate operating margins are now the highest since the late 1960’s. We believe that companies who derive their growth from revenues (typically growth stocks) will show higher earnings per share growth than companies who derive their earnings growth from operating margin expansion (typically value stocks). Many companies with strong franchises, balance sheets and returns, such as Microsoft Corp., Wal-Mart Stores Inc. and Ecolab Inc., which historically have looked expensive to us, now appear to us to trade at attractive levels.

Smith Barney Investment Series 2005 Annual Report         17

Thank you for your investment in the Smith Barney Growth and Income Portfolio. As ever, we appreciate that you have chosen us to manage your assets, and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Michael A. Kagan	Kevin Caliendo
Portfolio Manager	Portfolio Manager

December 1, 2005

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of October 31, 2005 and are subject to change and may not be representative of the portfolio manager’s current or future investments. The Fund’s top ten holdings (as a percentage of net assets) as of this date were: General Electric Co. (4.1%), Microsoft Corp. (3.6%), Boeing Co. (2.8%), Wells Fargo & Co. (2.6%), Exxon Mobil Corp. (2.5%), Sprint Nextel Corp. (2.4%), Barrick Gold Corp. (2.4%), Total SA (2.4%), JPMorgan Chase & Co. (2.2%) and PepsiCo Inc. (2.1%). Please refer to pages 40 through 44 for a list and percentage breakdown of the Fund’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The Fund’s top five sector holdings (as a percentage of net assets) as of October 31, 2005 were: Financials (20.4%), Information Technology (16.3%), Consumer Discretionary (11.3%), Health Care (11.0%) and Industrials (10.4%). The Fund’s portfolio composition is subject to change at any time.

RISKS: The Fund may invest in foreign securities, which are subject to certain risks not associated with domestic investing, such as currency fluctuations, and changes in political and economic conditions. The Fund may also invest in lower-rated, higher-yielding bonds, known as “junk bonds,” which are subject to greater credit risk, including the risk of default, than higher-rated obligations. The Fund may engage in short sales. Losses from short sales may be unlimited. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on fund performance. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

[i]	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

ii	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

18         Smith Barney Investment Series 2005 Annual Report

Fund at a Glance (unaudited)

Smith Barney Growth and Income Portfolio

Smith Barney Investment Series 2005 Annual Report         19

Smith Barney Growth and Income Portfolio

Historical Performance (unaudited)

Value of $10,000 Invested in the Smith Barney Growth and Income Portfolio vs. S&P 500 Index† (September 1999 — October 2005)

†	Hypothetical illustration of $10,000 invested on September 15, 1999 (commencement of operations), assuming the reinvestment of distributions, including returns of capital, if any, at net asset value through October 31, 2005. The S&P 500 Index is an index of widely held common stocks listed on the New York and American Stock Exchanges and the over-the-counter markets. Figures for the S&P 500 Index include reinvestment of dividends. The Index is unmanaged and is not subject to the same management and trading expenses of a mutual fund. Please note that an investor cannot invest directly in an index.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

Fund Performance

Average Annual Total Returns‡ (unaudited)
Twelve Months Ended 10/31/05	6.37%

Five Years Ended 10/31/05	(1.89)

9/15/99* through 10/31/05	(0.31)

Cumulative Total Return‡ (unaudited)
9/15/99* through 10/31/05	(1.88)%

‡	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.
*	Commencement of operations.

20         Smith Barney Investment Series 2005 Annual Report

SB Government Portfolio

Manager Overview

Q. What were the overall market conditions during the Fund’s reporting period?

A. During the 12 months ended October 31, 2005, markets were primarily driven by Federal Reserve Board (“Fed”)i activity, employment and inflation data and rising energy costs, exacerbated near period end by the devastating impact of Hurricane Katrina on the U.S. Gulf Coast. The Fed’s eight “measured” 25-basis-pointii hikes during the period brought the federal funds rateiii to 3.75% from 1.75% by period end. The Fed raised rates an additional quarter point to 4.00% on November 1st, after the close of the reporting period. These measured consecutive rate hikes exerted upward pressure on short-term bond yields, driving 2-year yields up about 183 basis points during the 12 months. However, in what Fed Chairman Alan Greenspan termed a “conundrum,” yields on the long bond stayed low during the period, even declining slightly (four basis points) over the 12 months despite relinquishing all gains to end 53 basis points higher by period end. This sharp rise in short yields and relative stagnation in longer yields resulted in the extensive yield curve flattening seen during the period.

As the market fully expected each 25-basis-point hike in the federal funds rate during the period – thanks to the Fed’s well-advertised intentions to raise rates at a measured pace – investors spent much of the period dissecting language from the Fed for clues on its assessment of the U.S. economy and the pace of rate hikes. The Fed reiterated throughout the year that it would increase rates “at a pace that is likely to be measured” and, starting in June 2004, added that, “the Committee will respond to changes in economic prospects as needed to fulfill its obligation to maintain price stability.” In its most recent statement (from the September 20th meeting), the Fed noted that core inflation remained low near the end of the period and long-term inflation expectations remained “contained” (even if the language was downgraded from the “well contained” language used at prior meetings).

Slowing global growth, rising inflation and surging oil prices undoubtedly restrained economic activity during the period, with gross domestic product (“GDP”)iv declining year-over-year to 3.8% growth in first quarter 2005 (from first quarter 2004’s 4.5% pace) and to 3.4% growth in second quarter 2005 (from second quarter 2004’s 3.5%). However, economic growth remained remarkably resilient into the third quarter, particularly after fears of a sharp slowdown in the wake of Hurricanes Katrina and Rita, gaining 3.8% on an annualized basis versus 3.9% last year and consensus expectations of 3.6% growth. Although growth remained strong throughout the period, fears of potential slowing, combined with increasing inflation, drove markets. Oil prices, which breached $70 per barrel before period end, continue to cast a pall on growth and consumer spending expectations.

This was particularly true in the latter half of the period, as investors assessed the potential impact of Hurricanes Katrina and Rita on U.S. economic growth, inflation and the

Smith Barney Investment Series 2005 Annual Report         21

pace of interest rates and growth indicators turned increasingly mixed. For example, the U.S. labor market began to pick up in early 2004 and continued to improve through most of the Fund’s fiscal year, although the pace of improvement remained uneven from month to month. Unemployment fell through the majority of the period, declining from 5.5% in October 2004 to 4.9% in August 2005. However, unemployment skyrocketed, even if not as much as expected, in the wake of Hurricane Katrina, and the unemployment rate rose to 5.0% in October. Industrial production and retail sales also remained positive through most of the period, even considering the volatility in the auto sector as General Motors and Ford were successively downgraded by three major statistical credit rating agencies to below investment grade. Again, however, as with employment, industrial production and retail sales data turned negative near period end as the effects of Hurricane Katrina roiled through the economy, reductions in auto production hit the market and the highly successful automotive dealer incentive packages offered through the summer came to an end.

While inflationary pressures from sustained high commodity prices began to creep into the economy, particularly near the end of the period, continued strong growth and limited wage pressures are keeping long-term inflation expectations “contained”. Core inflation rates, in particular, remained subdued throughout the period despite growing inflationary pressure. Specifically, core Consumer Price Index (CPI)v inflation rose only 0.1% year-over-year to 2.1% in October 2005, and core Producer Price Index (PPI)vi inflation edged up only 0.1% year-over-year to 1.9% in September 2005. However, both consumer and producer headline inflation rose dramatically by period end as continually high and rising energy prices and competitive pricing pressures began to be passed through to the consumer. Headline CPI inflation rose approximately 1.1% to 4.3% in October 2005 versus October 2004, and headline PPI inflation increased 1.5% to 5.9% over the same period. Pricing pressures were also seen in the core PCE deflatorvii, the Fed’s preferred measure of inflation, which rose 0.5% versus September 2004 to 2.0% year-over-year in the latest September reading.

Performance Review

For the 12 months ended October 31, 2005, the SB Government Portfolio returned 0.41%. In comparison, the Fund’s unmanaged benchmark, the Lehman Brothers Government Bond Indexviii, returned 0.94%, and its Lipper Variable General U.S. Government Funds Category Average1 increased 1.49% over the same period.

Q. What were the most significant factors affecting the Fund’s Performance?

     What were the leading contributors to performance?

A. The Fund’s underweight allocation to the shorter portion of the yield curve and overweight in the 20+ year portion of the curve positively contributed to performance during the 12 months ending October 31, 2005, as short yields rose dramatically during the

[1]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended October 31, 2005, including the reinvestment of distributions, including returns of capital, if any, calculated among the 61 funds in the Fund’s Lipper category.

22         Smith Barney Investment Series 2005 Annual Report

period as the curve flattened. Our allocation to mortgages also contributed to Fund performance during the period.

     What were the leading detractors from performance?

A. The Fund’s shorter duration posture versus the benchmark early in the period detracted from performance, as the longer end (10+ year) of the yield curve held up better than market participants expected. However, the Fund recouped some of its early losses in the second half of the period due to its shorter duration position as rates continued to climb across all parts of the yield curve. In addition, our underweight exposure to U.S. Agencies detracted from performance relative to the benchmark during the 12 months, as Agencies outperformed U.S. Treasuries.

Q. Were there any significant changes made to the Fund during the reporting period?

A. We reduced overall duration in the Fund versus the benchmark in advance of the remarkable yield curve flattening seen during the 12 months ended October 31, 2005. Although remaining somewhat defensive (i.e., slightly short), we brought the Fund’s duration closer to neutral as rates backed up and the 10-year U.S. Treasury bond sold off in the latter half of the period. We also removed our yield curve flattener trade, in which we had underweighted the short end of the yield curve and overweighted the long end in anticipation of further flattening.

We reduced the Fund’s exposure to mortgage-backed securities during the period in anticipation of increased interest rate volatility on the long end of the yield curve and continued monetary policy tightening by the Fed. We opportunistically reallocated assets into U.S. Treasury securities during market troughs as U.S. Treasuries sold off at several points during the period.

Smith Barney Investment Series 2005 Annual Report         23

Thank you for your investment in the SB Government Portfolio. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Roger M. Lavan, CFA Portfolio Manager	Francis L. Mustaro Portfolio Manager

December 1, 2005

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

RISKS: Keep in mind, bond and mortgage-related securities are subject to interest rate and market risks. The U.S. government guarantee of principal and interest payment only applies to underlying securities in the Fund’s portfolio. Please note that the Fund’s shares are not guaranteed by the U.S. government or its agencies. The Fund may use derivatives, such as options and futures, which can have a potentially large impact on fund performance. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

[i]	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

ii	A basis point is one one-hundredth (1/100 or 0.01) of one percent.

iii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv	Gross domestic product is a market value of goods and services produced by labor and property in a given country.

[v]	The Consumer Price Index measures the average change in U.S. consumer prices over time in a fixed market basket of goods and services determined by the U.S. Bureau of Labor Statistics.

vi	The Producer Price Index measures the change in wholesale prices as released monthly by the U.S. Bureau of Labor Statistics.

vii	The PCE deflator is a nation-wide indicator of the average increase in prices for all domestic personal consumption. It’s derived from the largest Gross Domestic Product (“GDP”) component, personal consumption expenditures, and is indexed to a base of 100 in 1992.

viii	The Lehman Brothers Government Bond Index is a broad-based index of all public debt obligations of the U.S. government and its agencies that have an average maturity of roughly nine years.

24         Smith Barney Investment Series 2005 Annual Report

Fund at a Glance (unaudited)

SB Government Portfolio

Smith Barney Investment Series 2005 Annual Report         25

SB Government Portfolio

Historic Performance (unaudited)

Value of $10,000 Invested in the SB Government Portfolio vs. Lehman Brothers Government Bond Index† (September 1999 — October 2005)

†	Hypothetical illustration of $10,000 invested on September 15, 1999 (commencement of operations), assuming the reinvestment of distributions, including returns of capital, if any, at net asset value through October 31, 2005. The Lehman Brothers Government Bond Index includes U.S. Treasury and government agency securities with maturities of one year or more having a minimum outstanding principal of $100 million and are only fixed-coupon securities. The Index is unmanaged and is not subject to the same management and trading expenses as a mutual fund. Please note that an investor cannot invest directly in an index.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

Fund Performance

Average Annual Total Returns‡ (unaudited)
Twelve Months Ended 10/31/05	0.41%

Five Years Ended 10/31/05	4.48

9/15/99* through 10/31/05	4.95

Cumulative Total Return‡ (unaudited)
9/15/99* through 10/31/05	34.40%

‡	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.
*	Commencement of operations.

26         Smith Barney Investment Series 2005 Annual Report

Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs and (2) ongoing costs, including management fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on May 1, 2005 and held for the six months ended October 31, 2005.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return(1)

	Actual Total Return(2)	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(3)
Smith Barney Premier Selections All Cap Growth Portfolio	10.07%	$1,000.00	$1,100.70	1.02%	$5.40

Smith Barney Dividend Strategy Portfolio	0.70	1,000.00	1,007.00	0.88	4.45

Smith Barney Growth and Income Portfolio	4.64	1,000.00	1,046.40	0.81	4.18

SB Government Portfolio	(0.26)	1,000.00	997.40	0.67	3.37

(1)	For the six months ended October 31, 2005.
(2)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. Total return is not annualized, as it may not be representative of the total return for the year. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(3)	Expenses are equal to each Fund’s respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Smith Barney Investment Series 2005 Annual Report         27

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, this table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

	Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(2)
Smith Barney Premier Selections All Cap Growth Portfolio	5.00%	$1,000.00	$1,020.06	1.02%	$5.19

Smith Barney Dividend Strategy Portfolio	5.00	1,000.00	1,020.77	0.88	4.48

Smith Barney Growth and Income Portfolio	5.00	1,000.00	1,021.12	0.81	4.13

SB Government Portfolio	5.00	1,000.00	1,021.83	0.67	3.41

(1)	For the six months ended October 31, 2005.
(2)	Expenses are equal to each Fund’s respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

28         Smith Barney Investment Series 2005 Annual Report

Schedule of Investments (October 31, 2005)

SMITH BARNEY PREMIER SELECTIONS ALL CAP GROWTH PORTFOLIO

Shares	Security	Value

COMMON STOCKS — 98.3%
CONSUMER DISCRETIONARY — 24.0%
Diversified Consumer Services — 1.6%
8,400	Laureate Education Inc.*	$414,960
33,300	ServiceMaster Co.	418,914

	Total Diversified Consumer Services	833,874

Hotels, Restaurants & Leisure — 4.8%
10,700	Brinker International Inc.*	407,884
2,600	CBRL Group Inc.	90,220
8,950	GTECH Holdings Corp.	284,968
23,000	La Quinta Corp., Paired*	192,050
20,850	Shuffle Master Inc.*	528,756
8,700	Station Casinos Inc.	557,670
10,200	Texas Roadhouse Inc.*	160,548
13,900	WMS Industries Inc.*	349,307

	Total Hotels, Restaurants & Leisure	2,571,403

Household Durables — 2.3%
12,300	Ethan Allen Interiors Inc.	415,986
19,050	Jarden Corp.*	643,699
2,270	Mohawk Industries Inc.*	177,174

	Total Household Durables	1,236,859

Internet & Catalog Retail — 4.6%
28,800	Amazon.com Inc.*	1,148,544
26,300	eBay Inc.*	1,041,480
14,300	GSI Commerce Inc.*	228,514

	Total Internet & Catalog Retail	2,418,538

Media — 2.8%
14,100	Harte-Hanks Inc.	360,960
63,000	Time Warner Inc.	1,123,290

	Total Media	1,484,250

Multiline Retail — 0.5%
12,600	Family Dollar Stores Inc.	278,964

Specialty Retail — 7.4%
5,300	Aeropostale Inc.*	103,562
29,030	Bed Bath & Beyond Inc.*	1,176,296
15,800	Chico’s FAS Inc.*	624,732
11,200	Dick’s Sporting Goods Inc.*	335,216
3,100	Guitar Center Inc.*	161,541
28,100	Home Depot Inc.	1,153,224
9,500	Sherwin-Williams Co.	404,225

	Total Specialty Retail	3,958,796

	TOTAL CONSUMER DISCRETIONARY	12,782,684

See Notes to Financial Statements.

Smith Barney Investment Series 2005 Annual Report         29

Schedule of Investments (October 31, 2005) (continued)

Shares	Security	Value

CONSUMER STAPLES — 7.4%
Beverages — 2.3%
25,100	Coca-Cola Co.	$1,073,778
2,700	Molson Coors Brewing Co., Class B Shares	166,590

	Total Beverages	1,240,368

Food & Staples Retailing — 0.7%
14,750	Albertson’s Inc.	370,372

Food Products — 2.5%
14,600	Hormel Foods Corp.	464,280
12,900	Wm. Wrigley Jr. Co.	896,550

	Total Food Products	1,360,830

Household Products — 1.9%
17,822	Procter & Gamble Co.	997,854

	TOTAL CONSUMER STAPLES	3,969,424

ENERGY — 5.8%
Energy Equipment & Services — 2.9%
7,400	Cal Dive International Inc.*	455,396
16,600	FMC Technologies Inc.*	605,236
3,800	Nabors Industries Ltd.*	260,794
7,300	Smith International Inc.	236,520

	Total Energy Equipment & Services	1,557,946

Oil, Gas & Consumable Fuels — 2.9%
5,200	Arch Coal Inc.	400,764
6,050	Murphy Oil Corp.	283,443
10,450	Newfield Exploration Co.*	473,698
9,000	Whiting Petroleum Corp.*	364,950

	Total Oil, Gas & Consumable Fuels	1,522,855

	TOTAL ENERGY	3,080,801

FINANCIALS — 12.3%
Capital Markets — 4.6%
6,950	Affiliated Managers Group Inc.*	533,413
2,200	Bear Stearns Cos. Inc.	232,760
1,510	Legg Mason Inc.	162,038
20,600	Merrill Lynch & Co. Inc.	1,333,644
4,800	National Financial Partners Corp.	217,104

	Total Capital Markets	2,478,959

Commercial Banks — 2.2%
6,900	East-West Bancorp Inc.	264,201
11,450	North Fork Bancorporation Inc.	290,143
5,800	Westamerica Bancorporation	309,198
3,950	Zions Bancorporation	290,206

	Total Commercial Banks	1,153,748

See Notes to Financial Statements.

30         Smith Barney Investment Series 2005 Annual Report

Schedule of Investments (October 31, 2005) (continued)

Shares	Security	Value

Consumer Finance — 0.5%
7,100	Nelnet Inc., Class A Shares*	$263,410

Insurance — 3.9%
14,200	American International Group Inc.	920,160
327	Berkshire Hathaway Inc., Class B Shares*	920,505
10,100	Old Republic International Corp.	261,691

	Total Insurance	2,102,356

Real Estate — 0.4%
2,600	Alexandria Real Estate Equities Inc.	210,210

Thrifts & Mortgage Finance — 0.7%
19,600	New York Community Bancorp Inc.	316,932
1,240	PMI Group Inc.	49,451

	Total Thrifts & Mortgage Finance	366,383

	TOTAL FINANCIALS	6,575,066

HEALTH CARE — 18.8%
Biotechnology — 3.4%
16,400	Amgen Inc.*	1,242,464
10,100	ImClone Systems Inc.*	350,470
10,400	Vertex Pharmaceuticals Inc.*	236,600

	Total Biotechnology	1,829,534

Health Care Equipment & Supplies — 5.2%
21,800	Dade Behring Holdings Inc.	785,018
2,800	DENTSPLY International Inc.	154,392
6,700	Fisher Scientific International Inc.*	378,550
2,800	Gen-Probe Inc.*	114,352
12,400	Kyphon Inc.*	497,116
9,600	ResMed Inc.*	366,048
14,900	Thermo Electron Corp.*	449,831

	Total Health Care Equipment & Supplies	2,745,307

Health Care Providers & Services — 5.5%
8,000	Amedisys Inc.*	305,680
8,325	Coventry Health Care Inc.*	449,467
9,400	DaVita Inc.*	462,292
9,000	Eclipsys Corp.*	144,000
12,500	Sierra Health Services Inc.*	937,500
24,200	VCA Antech Inc.*	624,360

	Total Health Care Providers & Services	2,923,299

Pharmaceuticals — 4.7%
17,400	Johnson & Johnson	1,089,588
12,400	Medicis Pharmaceutical Corp., Class A Shares	365,800
11,700	MGI Pharma Inc.*	219,492
34,600	Pfizer Inc.	752,204

See Notes to Financial Statements.

Smith Barney Investment Series 2005 Annual Report         31

Schedule of Investments (October 31, 2005) (continued)

Shares	Security	Value

Pharmaceuticals — 4.7% (continued)
4,400	Valeant Pharmaceuticals International	$75,504

	Total Pharmaceuticals	2,502,588

	TOTAL HEALTH CARE	10,000,728

INDUSTRIALS — 6.1%
Aerospace & Defense — 0.8%
3,385	Alliant Techsystems Inc.*	237,695
4,000	Armor Holdings Inc.*	178,840

	Total Aerospace & Defense	416,535

Commercial Services & Supplies — 0.7%
15,300	Labor Ready Inc.*	357,255

Electrical Equipment — 0.8%
12,100	Roper Industries Inc.	456,170

Industrial Conglomerates — 1.7%
27,400	General Electric Co.	929,134

Machinery — 0.4%
4,600	AGCO Corp.*	73,554
2,800	Eaton Corp.	164,724

	Total Machinery	238,278

Road & Rail — 0.8%
20,750	Heartland Express Inc.	409,812

Trading Companies & Distributors — 0.9%
12,000	MSC Industrial Direct Co. Inc., Class A Shares	458,160

	TOTAL INDUSTRIALS	3,265,344

INFORMATION TECHNOLOGY — 21.2%
Communications Equipment — 3.4%
37,100	Cisco Systems Inc.*	647,395
52,600	Motorola Inc.	1,165,616

	Total Communications Equipment	1,813,011

Computers & Peripherals — 2.4%
2,000	Avid Technology Inc.*	98,460
23,400	Dell Inc.*	745,992
7,250	SanDisk Corp.*	426,953

	Total Computers & Peripherals	1,271,405

Electronic Equipment & Instruments — 1.3%
7,200	Benchmark Electronics Inc.*	202,248
3,850	CDW Corp.	216,948
10,000	Trimble Navigation Ltd.*	288,700

	Total Electronic Equipment & Instruments	707,896

See Notes to Financial Statements.

32         Smith Barney Investment Series 2005 Annual Report

Schedule of Investments (October 31, 2005) (continued)

Shares	Security	Value

IT Services — 2.5%
17,800	Acxiom Corp.	$379,852
3,200	Affiliated Computer Services Inc., Class A Shares*	173,152
40,800	MPS Group Inc.*	507,960
13,400	Sabre Holdings Corp., Class A Shares	261,702

	Total IT Services	1,322,666

Semiconductors & Semiconductor Equipment — 7.4%
10,500	Cypress Semiconductor Corp.*	142,800
4,400	Diodes, Inc.*	159,544
14,200	Entegris Inc.*	138,592
7,700	FormFactor Inc.*	189,574
33,700	Intel Corp.	791,950
20,000	MEMC Electronic Materials Inc.*	358,800
8,400	Microchip Technology Inc.	253,428
19,300	Microsemi Corp.*	447,181
6,200	Tessera Technologies Inc.*	172,980
46,100	Texas Instruments Inc.	1,316,155

	Total Semiconductors & Semiconductor Equipment	3,971,004

Software — 4.2%
11,050	Amdocs Ltd.*	292,493
42,000	Microsoft Corp.	1,079,400
52,200	Quest Software Inc.*	726,102
7,800	Synopsys Inc.*	147,810

	Total Software	2,245,805

	TOTAL INFORMATION TECHNOLOGY	11,331,787

MATERIALS — 1.5%
Chemicals — 1.1%
6,250	Air Products & Chemicals Inc.	357,750
4,750	Cytec Industries Inc.	196,175

	Total Chemicals	553,925

Metals & Mining — 0.4%
10,000	Compass Minerals International Inc.	223,900

	TOTAL MATERIALS	777,825

UTILITIES — 1.2%
Multi-Utilities — 1.2%
8,750	KeySpan Corp.	302,488
8,250	SCANA Corp.	327,277

	TOTAL UTILITIES	629,765

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $44,625,570)	52,413,424

See Notes to Financial Statements.

Smith Barney Investment Series 2005 Annual Report         33

Schedule of Investments (October 31, 2005) (continued)

Face Amount	Security	Value

SHORT-TERM INVESTMENT — 0.9%
Repurchase Agreement — 0.9%
$490,000	Interest in $447,167,000 joint tri-party repurchase agreement dated 10/31/05 with Goldman, Sachs & Co., 4.010% due 11/1/05, Proceeds at maturity — $490,055; (Fully collateralized by various U.S. Treasury obligations, 1.875% to 3.875% due 1/15/07 to 4/15/32; Market value — $499,926) (Cost — $490,000)	$490,000

	TOTAL INVESTMENTS — 99.2% (Cost — $45,115,570#)	52,903,424
	Other Assets in Excess of Liabilities — 0.8%	404,159

	TOTAL NET ASSETS — 100.0%	$53,307,583

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is $45,443,330.

See Notes to Financial Statements.

34         Smith Barney Investment Series 2005 Annual Report

Schedule of Investments (October 31, 2005) (continued)

SMITH BARNEY DIVIDEND STRATEGY PORTFOLIO

Shares	Security	Value

COMMON STOCKS — 90.5%
CONSUMER DISCRETIONARY — 5.0%
Hotels, Restaurants & Leisure — 1.0%
9,100	International Game Technology	$241,059
15,721	McDonald’s Corp.	496,784

	Total Hotels, Restaurants & Leisure	737,843

Leisure Equipment & Products — 0.3%
13,900	Hasbro Inc.	261,876

Media — 2.4%
8,536	Gannett Co. Inc.	534,866
48,500	Pearson PLC	538,889
19,270	Regal Entertainment Group, Class A Shares	355,146
20,000	Time Warner Inc.	356,600

	Total Media	1,785,501

Multiline Retail — 0.6%
8,464	Target Corp.	471,360

Specialty Retail — 0.7%
12,799	Home Depot Inc.	525,271

	TOTAL CONSUMER DISCRETIONARY	3,781,851

CONSUMER STAPLES — 11.3%
Beverages — 1.5%
9,800	Coca-Cola Co.	419,244
12,897	PepsiCo Inc.	761,955

	Total Beverages	1,181,199

Food & Staples Retailing — 3.3%
47,022	Albertson’s Inc.	1,180,722
27,300	Wal-Mart Stores Inc.	1,291,563

	Total Food & Staples Retailing	2,472,285

Food Products — 4.0%
11,250	Campbell Soup Co.	327,375
10,000	General Mills Inc.	482,600
12,800	H.J. Heinz Co.	454,400
33,004	Kraft Foods Inc., Class A Shares	934,013
20,823	Unilever PLC, Sponsored ADR	845,414

	Total Food Products	3,043,802

Household Products — 2.5%
21,006	Kimberly-Clark Corp.	1,193,981
12,800	Procter & Gamble Co.	716,672

	Total Household Products	1,910,653

	TOTAL CONSUMER STAPLES	8,607,939

See Notes to Financial Statements.

Smith Barney Investment Series 2005 Annual Report         35

Schedule of Investments (October 31, 2005) (continued)

Shares	Security	Value

ENERGY — 8.0%
Oil, Gas & Consumable Fuels — 8.0%
30,801	BP PLC, Sponsored ADR	$2,045,186
27,946	Chevron Corp.	1,594,878
43,042	Exxon Mobil Corp.	2,416,378

	TOTAL ENERGY	6,056,442

EXCHANGE TRADED — 1.6%
11,400	Health Care Select Sector SPDR Fund	346,902
7,000	SPDR Trust Series 1	840,910

	TOTAL EXCHANGE TRADED	1,187,812

FINANCIALS — 14.0%
Capital Markets — 2.4%
2,850	Goldman Sachs Group Inc.	360,155
11,400	Merrill Lynch & Co. Inc.	738,036
8,563	UBS AG, Registered Shares	733,592

	Total Capital Markets	1,831,783

Commercial Banks — 3.1%
11,400	Bank of America Corp.	498,636
11,400	U.S. Bancorp	337,212
24,573	Wells Fargo & Co.	1,479,295

	Total Commercial Banks	2,315,143

Consumer Finance — 1.1%
32,100	MBNA Corp.	820,797

Diversified Financial Services — 2.2%
46,141	JPMorgan Chase & Co.	1,689,683

Insurance — 2.4%
10,000	Assurant Inc.	382,000
15,721	Chubb Corp.	1,461,581

	Total Insurance	1,843,581

Real Estate — 2.8%
6,000	Mills Corp.	321,000
27,200	Plum Creek Timber Co. Inc.	1,058,080
8,304	ProLogis	357,072
5,219	Simon Property Group Inc.	373,785

	Total Real Estate	2,109,937

	TOTAL FINANCIALS	10,610,924

HEALTH CARE — 14.7%
Health Care Equipment & Supplies — 0.5%
7,150	Medtronic Inc.	405,119

Pharmaceuticals — 14.2%
45,256	Abbott Laboratories	1,948,271
15,700	Eli Lilly & Co.	781,703

See Notes to Financial Statements.

36         Smith Barney Investment Series 2005 Annual Report

Schedule of Investments (October 31, 2005) (continued)

Shares	Security	Value

Pharmaceuticals — 14.2% (continued)
29,794	GlaxoSmithKline PLC, Sponsored ADR	$1,548,990
39,950	Johnson & Johnson	2,501,669
8,700	Novartis AG, Sponsored ADR	468,234
60,657	Pfizer Inc.	1,318,683
48,705	Wyeth	2,170,295

	Total Pharmaceuticals	10,737,845

	TOTAL HEALTH CARE	11,142,964

INDUSTRIALS — 14.8%
Aerospace & Defense — 3.9%
42,082	Honeywell International Inc.	1,439,204
12,800	Raytheon Co.	472,960
20,000	United Technologies Corp.	1,025,600

	Total Aerospace & Defense	2,937,764

Air Freight & Logistics — 0.5%
5,600	United Parcel Service Inc., Class B Shares	408,464

Building Products — 0.3%
6,900	Masco Corp.	196,650

Commercial Services & Supplies — 1.8%
8,500	Pitney Bowes Inc.	357,680
9,250	R.R. Donnelley & Sons Co.	323,935
22,800	Waste Management Inc.	672,828

	Total Commercial Services & Supplies	1,354,443

Electrical Equipment — 3.1%
10,700	Cooper Industries Ltd., Class A Shares	758,523
23,510	Emerson Electric Co.	1,635,121

	Total Electrical Equipment	2,393,644

Industrial Conglomerates — 5.2%
12,800	3M Co.	972,544
74,725	General Electric Co.	2,533,925
15,700	Tyco International Ltd.	414,323

	Total Industrial Conglomerates	3,920,792

	TOTAL INDUSTRIALS	11,211,757

INFORMATION TECHNOLOGY — 5.5%
Computers & Peripherals — 1.2%
6,950	Hewlett-Packard Co.	194,878
8,530	International Business Machines Corp.	698,436

	Total Computers & Peripherals	893,314

IT Services — 1.1%
18,500	Automatic Data Processing Inc.	863,210

Semiconductors & Semiconductor Equipment — 0.6%
18,500	Intel Corp.	434,750

See Notes to Financial Statements.

Smith Barney Investment Series 2005 Annual Report         37

Schedule of Investments (October 31, 2005) (continued)

Shares	Security	Value

Software — 2.6%
77,721	Microsoft Corp.	$1,997,430

	TOTAL INFORMATION TECHNOLOGY	4,188,704

MATERIALS — 9.2%
Chemicals — 6.4%
37,767	Dow Chemical Co.	1,731,995
42,000	E.I. du Pont de Nemours & Co.	1,750,980
42,600	Olin Corp.	761,688
9,980	PPG Industries Inc.	598,500

	Total Chemicals	4,843,163

Metals & Mining — 1.2%
38,144	Alcoa Inc.	926,518

Paper & Forest Products — 1.6%
19,188	Weyerhaeuser Co.	1,215,368

	TOTAL MATERIALS	6,985,049

TELECOMMUNICATION SERVICES — 3.1%
Diversified Telecommunication Services — 3.1%
45,311	BellSouth Corp.	1,178,992
37,919	Verizon Communications Inc.	1,194,828

	TOTAL TELECOMMUNICATION SERVICES	2,373,820

UTILITIES — 3.3%
Electric Utilities — 1.0%
8,600	Cinergy Corp.	343,140
8,600	FPL Group Inc.	370,316

	Total Electric Utilities	713,456

Gas Utilities — 1.0%
19,750	Equitable Resources Inc.	763,337

Multi-Utilities — 1.3%
4,300	Ameren Corp.	226,180
15,000	KeySpan Corp.	518,550
11,400	NiSource Inc.	269,610

	Total Multi-Utilities	1,014,340

	TOTAL UTILITIES	2,491,133

	TOTAL COMMON STOCKS (Cost — $65,259,701)	68,638,395

CONVERTIBLE PREFERRED STOCKS — 1.7%
FINANCIALS — 0.7%
Diversified Financial Services — 0.7%
2,245	State Street Corp., 6.750% due 2/15/06 (a)	544,289

See Notes to Financial Statements.

38         Smith Barney Investment Series 2005 Annual Report

Schedule of Investments (October 31, 2005) (continued)

Shares	Security	Value

HEALTH CARE — 1.0%
Health Care Equipment & Supplies — 1.0%
13,698	Baxter International Inc., Equity Units, 7.000% due 2/16/06 (b)	$742,021

	TOTAL CONVERTIBLE PREFERRED STOCKS (Cost — $1,192,217)	1,286,310

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENTS (Cost — $66,451,918)	69,924,705

Face Amount
SHORT-TERM INVESTMENTS — 7.7%
Repurchase Agreements — 7.7%
$220,000	Interest in $442,372,000 joint tri-party repurchase agreement dated 10/31/05 with Morgan Stanley, 3.990% due 11/1/05; Proceeds at maturity — $220,024; (Fully collateralized by various U.S. government agency obligations, 0.000% to 6.000% due 11/28/06 to 7/21/25; Market value — $225,418)	220,000
2,652,000	Interest in $542,622,000 joint tri-party repurchase agreement dated 10/31/05 with Greenwich Capital Markets Inc., 4.020% due 11/1/05; Proceeds at maturity — $2,652,296; (Fully collateralized by various U.S. Treasury obligations, 1.500% to 6.250% due 3/31/06 to 5/15/30; Market value — $2,705,061)	2,652,000
1,500,000	Interest in $572,678,000 joint tri-party repurchase agreement dated 10/31/05 with Deutsche Bank Securities Inc., 4.000% due 11/1/05; Proceeds at maturity — $1,500,167; (Fully collateralized by various U.S. government agency obligations, 0.000% to 7.125% due 11/28/05 to 1/15/30; Market value — $1,530,009)	1,500,000
1,500,000	Interest in $689,187,000 joint tri-party repurchase agreement dated 10/31/05 with Merrill Lynch, Pierce, Fenner & Smith Inc., 4.000% due 11/1/05; Proceeds at maturity — $1,500,167; (Fully collateralized by U.S. Treasury obligations, 0.000% to 3.750% due 11/3/05 to 5/15/08; Market value — $1,530,003)	1,500,000

	TOTAL SHORT-TERM INVESTMENTS (Cost — $5,872,000)	5,872,000

	TOTAL INVESTMENTS — 99.9% (Cost — $72,323,918#)	75,796,705
	Other Assets in Excess of Liabilities — 0.1%	69,646

	TOTAL NET ASSETS — 100.0%	$75,866,351

(a)	SPACES Forward purchase contract unit—Each unit represents 1 space (fixed share purchase contract and U.S. Treasury Strip) and 1 cover (variable share repurchase contract). SPACES is a service mark of Goldman, Sachs & Co.
(b)	Each unit represents a separate contract to purchase common stock and senior notes.
#	Aggregate cost for federal income tax purposes is $72,772,261.

Abbreviations used in this schedule:
ADR	— American Depositary Receipt
SPDR	— Standard & Poor’s Depositary Receipts

See Notes to Financial Statements.

Smith Barney Investment Series 2005 Annual Report         39

Schedule of Investments (October 31, 2005) (continued)

SMITH BARNEY GROWTH AND INCOME PORTFOLIO

Shares	Security	Value

COMMON STOCKS — 98.7%
CONSUMER DISCRETIONARY — 11.3%
Hotels, Restaurants & Leisure — 2.4%
2,570	Ctrip.com International Ltd., ADR (a)	$147,852
27,040	McDonald’s Corp.	854,464
11,600	Station Casinos Inc.	743,560

	Total Hotels, Restaurants & Leisure	1,745,876

Household Durables — 1.0%
31,420	Newell Rubbermaid Inc. (a)	722,346

Media — 4.8%
13,010	Comcast Corp., Class A Shares*	362,069
25,100	EchoStar Communications Corp., Class A Shares*	674,437
61,034	Liberty Media Corp., Class A Shares*	486,441
65,520	News Corp., Class B Shares	986,731
59,300	Time Warner Inc.	1,057,319

	Total Media	3,566,997

Specialty Retail — 3.1%
35,090	Best Buy Co. Inc.	1,553,083
33,600	Staples Inc.	763,728

	Total Specialty Retail	2,316,811

	TOTAL CONSUMER DISCRETIONARY	8,352,030

CONSUMER STAPLES — 10.0%
Beverages — 2.1%
26,710	PepsiCo Inc.	1,578,027

Food & Staples Retailing — 1.9%
28,900	Wal-Mart Stores Inc.	1,367,259

Food Products — 3.4%
26,560	Kellogg Co.	1,173,155
18,150	McCormick & Co. Inc., Non Voting Shares	549,763
45,900	Sara Lee Corp.	819,315

	Total Food Products	2,542,233

Household Products — 2.6%
14,130	Kimberly-Clark Corp.	803,149
20,540	Procter & Gamble Co.	1,150,035

	Total Household Products	1,953,184

	TOTAL CONSUMER STAPLES	7,440,703

ENERGY — 9.4%
Energy Equipment & Services — 1.7%
13,010	ENSCO International Inc.	593,126
15,520	GlobalSantaFe Corp.	691,416

	Total Energy Equipment & Services	1,284,542

See Notes to Financial Statements.

40         Smith Barney Investment Series 2005 Annual Report

Schedule of Investments (October 31, 2005) (continued)

Shares	Security	Value

Oil, Gas & Consumable Fuels — 7.7%
10,370	Burlington Resources Inc.	$748,921
32,720	Exxon Mobil Corp.	1,836,901
20,900	Nexen Inc.	864,006
9,580	Suncor Energy Inc.	513,775
13,850	Total SA, Sponsored ADR (a)	1,745,377

	Total Oil, Gas & Consumable Fuels	5,708,980

	TOTAL ENERGY	6,993,522

FINANCIALS — 20.4%
Capital Markets — 3.3%
9,190	Goldman Sachs Group Inc.	1,161,340
20,120	Merrill Lynch & Co. Inc.	1,302,569

	Total Capital Markets	2,463,909

Commercial Banks — 6.7%
34,136	Bank of America Corp.	1,493,109
12,580	Comerica Inc.	726,872
15,920	Wachovia Corp.	804,278
31,740	Wells Fargo & Co.	1,910,748

	Total Commercial Banks	4,935,007

Consumer Finance — 2.9%
21,410	American Express Co.	1,065,576
14,170	Capital One Financial Corp.	1,081,879

	Total Consumer Finance	2,147,455

Diversified Financial Services — 2.1%
43,548	JPMorgan Chase & Co.	1,594,728

Insurance — 4.3%
12,470	AFLAC Inc.	595,817
17,760	American International Group Inc.	1,150,848
8	Berkshire Hathaway Inc., Class A Shares (a)*	687,200
8,160	Chubb Corp.	758,635

	Total Insurance	3,192,500

Thrifts & Mortgage Finance — 1.1%
13,660	Golden West Financial Corp.	802,252

	TOTAL FINANCIALS	15,135,851

HEALTH CARE — 11.0%
Biotechnology — 1.5%
14,870	Amgen Inc.*	1,126,551

Health Care Providers & Services — 4.4%
14,955	Coventry Health Care Inc.*	807,421
23,200	UnitedHealth Group Inc.	1,343,048
15,060	WellPoint Inc.*	1,124,681

	Total Health Care Providers & Services	3,275,150

See Notes to Financial Statements.

Smith Barney Investment Series 2005 Annual Report         41

Schedule of Investments (October 31, 2005) (continued)

Shares	Security	Value

Pharmaceuticals — 5.1%
21,000	Pfizer Inc.	$456,540
30,200	Sanofi-Aventis, ADR	1,211,624
12,770	Sepracor Inc. (a)*	718,312
35,280	Teva Pharmaceutical Industries Ltd., Sponsored ADR (a)	1,344,874

	Total Pharmaceuticals	3,731,350

	TOTAL HEALTH CARE	8,133,051

INDUSTRIALS — 10.4%
Aerospace & Defense — 4.3%
32,420	Boeing Co.	2,095,629
28,770	Raytheon Co.	1,063,051

	Total Aerospace & Defense	3,158,680

Building Products — 1.1%
20,760	American Standard Cos. Inc.	789,711

Industrial Conglomerates — 5.0%
89,600	General Electric Co.	3,038,336
9,680	Textron Inc.	697,347

	Total Industrial Conglomerates	3,735,683

	TOTAL INDUSTRIALS	7,684,074

INFORMATION TECHNOLOGY — 16.3%
Communications Equipment — 0.9%
36,188	ADC Telecommunications Inc. (a)*	631,481

Computers & Peripherals — 2.2%
28,530	Dell Inc.*	909,536
9,210	International Business Machines Corp.	754,115

	Total Computers & Peripherals	1,663,651

Electronic Equipment & Instruments — 0.3%
11,370	Dolby Laboratories Inc., Class A Shares*	183,057

Internet Software & Services — 1.4%
2,000	Netease.com Depositary Receipts*	152,540
6,380	SINA Corp. (a)*	161,733
20,100	Yahoo! Inc.*	743,097

	Total Internet Software & Services	1,057,370

IT Services — 1.1%
21,700	Paychex Inc.	841,092

Semiconductors & Semiconductor Equipment — 3.7%
44,200	Applied Materials Inc.	723,996
32,700	ASML Holding NV, NY Registered Shares*	555,246
29,290	Intel Corp.	688,315
23,200	Maxim Integrated Products Inc.	804,576

	Total Semiconductors & Semiconductor Equipment	2,772,133

See Notes to Financial Statements.

42         Smith Barney Investment Series 2005 Annual Report

Schedule of Investments (October 31, 2005) (continued)

Shares	Security	Value

Software — 6.7%
22,200	Adobe Systems Inc.	$715,950
19,800	Cognos Inc.*	743,094
13,860	Electronic Arts Inc.*	788,357
104,720	Microsoft Corp.	2,691,304

	Total Software	4,938,705

	TOTAL INFORMATION TECHNOLOGY	12,087,489

MATERIALS — 5.4%
Chemicals — 2.3%
22,400	E.I. du Pont de Nemours & Co.	933,856
22,600	Ecolab Inc.	747,608

	Total Chemicals	1,681,464

Metals & Mining — 3.1%
71,390	Barrick Gold Corp.	1,802,597
25,900	Placer Dome Inc.	516,705

	Total Metals & Mining	2,319,302

	TOTAL MATERIALS	4,000,766

TELECOMMUNICATION SERVICES — 3.3%
Wireless Telecommunication Services — 3.3%
10,780	ALLTEL Corp.	666,851
77,309	Sprint Nextel Corp.	1,802,073

	TOTAL TELECOMMUNICATION SERVICES	2,468,924

UTILITIES — 1.2%
Multi-Utilities — 1.2%
20,700	Sempra Energy	917,010

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENTS (Cost — $63,972,401)	73,213,420

Face Amount
SHORT-TERM INVESTMENTS — 9.3%
Repurchase Agreement — 1.4%
$1,032,000	Interest in $164,777,000 joint tri-party repurchase agreement dated 10/31/05 with Barclays Capital Inc., 3.930% due 11/1/05, Proceeds at maturity — $1,032,113; (Fully collateralized by various U.S. Treasury Strips, 0.000% due 2/15/11 to 2/15/19; Market value — $1,062,963) (Cost — $1,032,000)	1,032,000

See Notes to Financial Statements.

Smith Barney Investment Series 2005 Annual Report         43

Schedule of Investments (October 31, 2005) (continued)

Shares	Security	Value

Securities Purchased from Securities Lending Collateral — 7.9%
5,831,978	State Street Navigator Securities Lending Trust Prime Portfolio (Cost — $5,831,978)	$5,831,978

	TOTAL SHORT-TERM INVESTMENTS (Cost — $6,863,978)	6,863,978

	TOTAL INVESTMENTS — 108.0% (Cost — $70,836,379#)	80,077,398
	Liabilities in Excess of Other Assets — (8.0)%	(5,934,858)

	TOTAL NET ASSETS — 100.0%	$74,142,540

*	Non-income producing security.
(a)	All or a portion of this security is on loan (See Notes 1 and 3).
#	Aggregate cost for federal income tax purposes is $71,350,139.

Abbreviation used in this schedule:
ADR	— American Depositary Receipt

See Notes to Financial Statements.

44         Smith Barney Investment Series 2005 Annual Report

Schedule of Investments (October 31, 2005) (continued)

SB GOVERNMENT PORTFOLIO

Face Amount	Security	Value

MORTGAGE-BACKED SECURITIES — 49.4%
FHLMC — 3.7%
	Federal Home Loan Mortgage Corp. (FHLMC), Gold:
$305,954	6.500% due 9/1/31(a)	$314,365
141,949	6.000% due 12/1/31 (a)	143,605
337,291	5.000% due 8/1/33 (a)	325,823
2,600,000	5.000% due 11/1/35 (b)(c)	2,501,689
1,600,000	6.000% due 11/1/35 (b)(c)	1,616,000

	TOTAL FHLMC	4,901,482

FNMA — 40.8%
	Federal National Mortgage Association (FNMA):
1,952,756	6.000% due 8/1/16-1/1/33 (a)	1,972,633
26,500,000	5.500% due 11/1/20-11/1/35 (b)(c)	26,164,206
1,000,000	6.000% due 11/1/20 (b)(c)	1,022,812
143,275	6.500% due 4/1/29-5/1/32 (a)	147,375
129,390	7.000% due 11/1/31 (a)	135,399
169,171	7.500% due 3/1/32-5/1/32 (a)	178,619
2,400,000	4.500% due 11/1/35 (b)(c)	2,242,500
15,000,000	5.000% due 11/1/35 (b)(c)	14,437,500
7,000,000	6.500% due 11/1/35 (b)(c)	7,185,934

	TOTAL FNMA	53,486,978

GNMA — 4.9%
	Government National Mortgage Association (GNMA):
51,695	6.500% due 6/15/31 (a)	53,670
74,706	7.000% due 9/15/31 (a)	78,579
6,110,726	6.000% due 3/15/33 (a)	6,220,893

	TOTAL GNMA	6,353,142

	TOTAL MORTGAGE-BACKED SECURITIES (Cost — $66,046,280)	64,741,602

COLLATERALIZED MORTGAGE OBLIGATIONS — 1.0%
	Federal Home Loan Mortgage Corp. (FHLMC):
121,832	Series 2525, Class AM, 4.500% due 4/15/32 (a)	106,571
3,608,746	Series 2686, Class QI, PAC IO, 5.500% due 1/15/23 (a)	151,542
1,091,762	Series 2780, Class SL PAC, 6.000% due 4/15/34 (a)(d)	1,075,811

	TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS (Cost — $1,327,549)	1,333,924

U.S. GOVERNMENT & AGENCY OBLIGATIONS — 47.3%
U.S. Government Agencies — 2.6%
700,000	Federal Home Loan Bank (FHLB), Series K805, 6.500% due 11/15/05 (a)	700,567
	Federal National Mortgage Association (FNMA):
1,700,000	5.250% due 1/15/09 (a)	1,730,350
1,000,000	Notes, 4.308% due 2/17/09 (a)(d)	1,001,540

	Total U.S. Government Agencies	3,432,457

See Notes to Financial Statements.

Smith Barney Investment Series 2005 Annual Report         45

Schedule of Investments (October 31, 2005) (continued)

Face Amount	Security	Value

U.S. Government Obligations — 44.7%
	U.S. Treasury Bonds:
$300,000	7.250% due 5/15/16 (a)	$364,172
200,000	9.000% due 11/15/18 (a)(e)	282,094
700,000	7.625% due 2/15/25 (a)	943,168
8,000,000	5.375% due 2/15/31 (a)	8,727,504
	U.S. Treasury Notes:
1,500,000	3.625% due 4/30/07 (a)	1,483,770
7,700,000	3.500% due 5/31/07 (a)	7,599,245
8,500,000	3.250% due 8/15/08 (a)	8,243,674
7,500,000	3.375% due 10/15/09 (a)	7,211,723
5,000,000	4.000% due 4/15/10 (a)	4,905,860
5,000,000	4.125% due 8/15/10	4,925,785
6,300,000	4.250% due 8/15/13 (a)	6,180,155
8,000,000	4.000% due 2/15/15 (a)	7,652,192

	Total U.S. Government Obligations	58,519,342

	TOTAL U.S. GOVERNMENT & AGENCY OBLIGATIONS (Cost — $63,044,156)	61,951,799

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENTS (Cost — $130,417,985)	128,027,325

SHORT-TERM INVESTMENTS — 44.4%
U.S. Government Agencies — 38.1%
25,000,000	Federal Farm Credit Discount Note, 3.650% due 11/3/05	24,994,944
25,000,000	Federal Home Loan Bank Discount Notes, 3.720% due 11/9/05	24,979,389

	Total U.S. Government Agencies (Cost — $49,974,333)	49,974,333

Repurchase Agreement — 6.3%
8,218,000	Interest in $164,777,000 joint tri-party repurchase agreement dated 10/31/05 with Barclays Capital Inc., 3.930% due 11/1/05, Proceeds at maturity — $8,218,897; (Fully collateralized by various U.S. Treasury Strips, 0.000% due 2/15/11 to 2/15/19; Market value - $8,464,563) (a) (Cost — $8,218,000)	8,218,000

	TOTAL SHORT-TERM INVESTMENTS (Cost — $58,192,333)	58,192,333

	TOTAL INVESTMENTS — 142.1% (Cost — $188,610,318#)	186,219,658
	Liabilities in Excess of Other Assets — (42.1)%	(55,206,263)

	TOTAL NET ASSETS — 100.0%	$131,013,395

(a)	All or a portion of this security is segregated for “to be announced” securities, open futures contracts and/or mortgage dollar rolls.
(b)	This security is traded on a “to-be-announced” basis.
(c)	Security acquired under mortgage dollar roll agreement.
(d)	Variable rate securities. Coupon rate disclosed is that which is in effect at October 31, 2005.
(e)	All or a portion of this security is held at the broker as collateral for open futures contracts.
#	Aggregate cost for federal income tax purposes is $188,684,303.

Abbreviations used in this schedule:
IO	— Interest Only
PAC	— Planned Amortization Cost

See Notes to Financial Statements.

46         Smith Barney Investment Series 2005 Annual Report

Statement of Assets and Liabilities (October 31, 2005)

	Smith Barney Premier Selections All Cap Growth Portfolio	Smith Barney Dividend Strategy Portfolio	Smith Barney Growth and Income Portfolio	SB Government Portfolio
ASSETS:
Investments, at cost	$44,625,570	$66,451,918	$63,972,401	$130,417,985
Short-term investments, at cost	490,000	5,872,000	6,863,978	58,192,333

Investments, at value	$52,413,424	$69,924,705	$73,213,420	$128,027,325
Short-term investments, at value	490,000	5,872,000	6,863,978	58,192,333
Cash	74	1,177	345	875
Receivable for securities sold	650,854	313,688	720,771	—
Dividends and interest receivable	29,059	113,873	16,089	711,177
Receivable for Fund shares sold	2,055	—	20,253	88,914
Receivable from broker — variation margin on open futures contracts	—	—	—	5,094
Prepaid expenses	967	273	993	1,967

Total Assets	53,586,433	76,225,716	80,835,849	187,027,685

LIABILITIES:
Payable for securities purchased	102,163	—	730,876	55,844,176
Payable for loaned securities collateral (Notes 1 and 3)	—	—	5,831,978	—
Payable for Fund shares repurchased	105,049	261,160	48,951	24,929
Management fee payable	34,071	41,983	40,861	61,688
Deferred dollar roll income	—	—	—	24,644
Trustees’ Retirement Plan payable (Note 2)	5,144	9,422	5,070	5,417
Trustees’ fees payable	449	—	—	1,584
Transfer agent fees payable	1,251	1,013	1,478	1,643
Accrued expenses	30,723	45,787	34,095	50,209

Total Liabilities	278,850	359,365	6,693,309	56,014,290

Total Net Assets	$53,307,583	$75,866,351	$74,142,540	$131,013,395

NET ASSETS:
Par value (Note 4)	$43	$87	$78	$115
Paid-in capital in excess of par value	55,788,391	97,383,210	71,861,358	132,928,946
Undistributed net investment income	65,509	1,104,524	368,174	4,243,941
Accumulated net realized loss on investments, futures contracts and foreign currency transactions	(10,334,214)	(26,094,257)	(7,328,089)	(3,849,164)
Net unrealized appreciation (depreciation) on investments and futures contracts	7,787,854	3,472,787	9,241,019	(2,310,443)

Total Net Assets	$53,307,583	$75,866,351	$74,142,540	$131,013,395

Shares Outstanding	4,317,033	8,731,998	7,832,395	11,540,394

Net Asset Value	$12.35	$8.69	$9.47	$11.35

See Notes to Financial Statements.

Smith Barney Investment Series 2005 Annual Report         47

Statements of Operations (For the year ended October 31, 2005)

	Smith Barney Premier Selections All Cap Growth Portfolio	Smith Barney Dividend Strategy Portfolio	Smith Barney Growth and Income Portfolio	SB Government Portfolio
INVESTMENT INCOME:
Interest	$12,536	$235,199	$64,706	$5,663,939
Dividends	594,548	2,077,667	1,391,580	—
Income from securities lending	—	—	6,225	—
Less: Foreign taxes withheld	—	(5,721)	(15,096)	—

Total Investment Income	607,084	2,307,145	1,447,415	5,663,939

EXPENSES:
Management fee (Note 2)	430,664	512,506	488,246	719,276
Legal fees	29,405	53,637	27,095	48,099
Custody fees	19,618	50,103	18,162	25,057
Shareholder reports	22,801	26,309	17,214	16,847
Audit and tax	18,600	19,089	17,201	13,051
Trustees’ fees	10,434	4,366	5,282	11,533
Transfer agent fees (Note 2)	4,979	4,770	5,232	5,484
Insurance	355	1,063	731	3,600
Registration fees	43	—	—	39
Miscellaneous expenses	4,676	4,751	8,930	9,124

Total Expenses	541,575	676,594	588,093	852,110

Net Investment Income	65,509	1,630,551	859,322	4,811,829

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, FUTURES CONTRACTS AND FOREIGN CURRENCY TRANSACTIONS (NOTES 1 AND 3):
Net Realized Gain (Loss) From:
Investments	854,169	3,549,110	1,946,100	(73,054)
Futures contracts	—	134,370	—	224,887
Foreign currency transactions	—	1,552	—	—

Net Realized Gain	854,169	3,685,032	1,946,100	151,833

Change in Net Unrealized Appreciation/Depreciation From:
Investments	4,675,349	(3,608,921)	1,704,609	(4,333,069)
Futures contracts	—	(17,325)	—	(25,655)

Change in Net Unrealized Appreciation/Depreciation	4,675,349	(3,626,246)	1,704,609	(4,358,724)

Net Gain (Loss) on Investments, Futures Contracts and Foreign Currency Transactions	5,529,518	58,786	3,650,709	(4,206,891)

Increase in Net Assets From Operations	$5,595,027	$1,689,337	$4,510,031	$604,938

See Notes to Financial Statements.

48         Smith Barney Investment Series 2005 Annual Report

Statements of Changes in net Assets (For the years ended October 31,)

	Smith Barney Premier Selections All Cap Growth Portfolio		Smith Barney Dividend Strategy Portfolio

	2005	2004	2005	2004
OPERATIONS:
Net investment income (loss)	$65,509	$(121,872)	$1,630,551	$286,063
Net realized gain	854,169	488,527	3,685,032	800,792
Change in net unrealized appreciation/depreciation	4,675,349	(1,328,204)	(3,626,246)	1,424,267

Increase (Decrease) in Net Assets From Operations	5,595,027	(961,549)	1,689,337	2,511,122

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	—	—	(750,395)	(307,815)

Decrease in Net Assets From Distributions to Shareholders	—	—	(750,395)	(307,815)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	2,175,320	31,811,952	7,025,850	9,042,364
Net asset value of shares issued for reinvestment of distributions	—	—	750,395	307,815
Cost of shares repurchased	(13,543,097)	(6,654,085)	(10,684,795)	(7,434,335)

Increase (Decrease) in Net Assets From Fund Share Transactions	(11,367,777)	25,157,867	(2,908,550)	1,915,844

Increase (Decrease) in Net Assets	(5,772,750)	24,196,318	(1,969,608)	4,119,151
NET ASSETS:
Beginning of year	59,080,333	34,884,015	77,835,959	73,716,808

End of year*	$53,307,583	$59,080,333	$75,866,351	$77,835,959

* Includes undistributed net investment income of:	$65,509	—	$1,104,524	$237,488

See Notes to Financial Statements.

Smith Barney Investment Series 2005 Annual Report         49

Statements of Changes in Net Assets (continued) (For the years ended October 31,)

	Smith Barney Growth and Income Portfolio		SB Government Portfolio

	2005	2004	2005	2004
OPERATIONS:
Net investment income	$859,322	$397,098	$4,811,829	$4,267,080
Net realized gain (loss)	1,946,100	1,849,969	151,833	(558,108)
Change in net unrealized appreciation/depreciation	1,704,609	1,768,256	(4,358,724)	1,020,171

Increase in Net Assets From Operations	4,510,031	4,015,323	604,938	4,729,143

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(825,257)	(305,096)	(4,853,346)	(3,949,420)

Decrease in Net Assets From Distributions to Shareholders	(825,257)	(305,096)	(4,853,346)	(3,949,420)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	7,667,798	15,634,248	16,268,536	15,381,121
Net asset value of shares issued for reinvestment of distributions	825,257	305,096	4,853,346	3,949,420
Cost of shares repurchased	(8,199,481)	(3,819,398)	(12,823,407)	(20,525,266)

Increase (Decrease) in Net Assets From Fund Share Transactions	293,574	12,119,946	8,298,475	(1,194,725)

Increase (Decrease) in Net Assets	3,978,348	15,830,173	4,050,067	(415,002)
NET ASSETS:
Beginning of year	70,164,192	54,334,019	126,963,328	127,378,330

End of year*	$74,142,540	$70,164,192	$131,013,395	$126,963,328

* Includes undistributed net investment income of:	$368,174	$334,109	$4,243,941	$3,945,584

See Notes to Financial Statements.

50         Smith Barney Investment Series 2005 Annual Report

Financial Highlights

For a share of each class of beneficial interest outstanding throughout each year ended October 31:

Smith Barney Premier Selections All Cap Growth Portfolio	2005	2004	2003	2002	2001
Net Asset Value, Beginning of Year	$11.23	$11.45	$8.96	$10.73	$14.48

Income (Loss) From Operations:
Net investment income (loss)	0.02	(0.02)	(0.01)	(0.03)	0.02
Net realized and unrealized gain (loss)	1.10	(0.20)	2.50	(1.73)	(3.69)

Total Income (Loss) From Operations	1.12	(0.22)	2.49	(1.76)	(3.67)

Less Distributions From:
Net investment income	—	—	—	(0.01)	(0.04)
Net realized gains	—	—	—	—	(0.04)

Total Distributions	—	—	—	(0.01)	(0.08)

Net Asset Value, End of Year	$12.35	$11.23	$11.45	$ 8.96	$10.73

Total Return(1)	9.97%	(1.92)%	27.79%	(16.44)%	(25.45)%

Net Assets, End of Year (000s)	$53,308	$59,080	$34,884	$28,628	$34,384

Ratios to Average Net Assets:
Gross expenses	0.94%	0.95%	0.90%	1.11%	1.08%
Net expenses(2)	0.94	0.94 (3)	0.90	0.95 (3)	0.95 (3)
Net investment income (loss)	0.11	(0.25)	(0.08)	(0.25)	0.16

Portfolio Turnover Rate	43%	46%	66%	58%	116%

(1)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown.
(2)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the Fund will not exceed 0.95%.
(3)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

Smith Barney Investment Series 2005 Annual Report         51

Financial Highlights (continued)

For a share of each class of beneficial interest outstanding throughout each year ended October 31:

Smith Barney Dividend Strategy Portfolio	2005	2004	2003	2002	2001
Net Asset Value, Beginning of Year	$8.58	$8.33	$7.24	$8.96	$12.14

Income (Loss) From Operations:
Net investment income	0.18	0.03	0.03	0.02	0.04
Net realized and unrealized gain (loss)	0.01	0.25	1.09	(1.72)	(3.19)

Total Income (Loss) From Operations	0.19	0.28	1.12	(1.70)	(3.15)

Less Distributions From:
Net investment income	(0.08)	(0.03)	(0.03)	(0.02)	(0.03)

Total Distributions	(0.08)	(0.03)	(0.03)	(0.02)	(0.03)

Net Asset Value, End of Year	$8.69	$8.58	$8.33	$7.24	$8.96

Total Return(1)	2.23%	3.41%	15.47%	(18.94)%	(26.03)%

Net Assets, End of Year (000s)	$75,866	$77,836	$73,717	$61,139	$67,093

Ratios to Average Net Assets:
Gross expenses	0.86%	0.88%	0.91%	0.93%	0.93%
Net expenses(2)	0.86	0.88 (3)	0.91	0.93	0.93
Net investment income	2.07	0.37	0.47	0.24	0.42

Portfolio Turnover Rate	99%	42%	77%	45%	26%

(1)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown.
(2)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the Fund will not exceed 0.95%.
(3)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

52         Smith Barney Investment Series 2005 Annual Report

Financial Highlights (continued)

For a share of each class of beneficial interest outstanding throughout each year ended October 31:

Smith Barney Growth and Income Portfolio	2005	2004	2003	2002	2001
Net Asset Value, Beginning of Year	$9.00	$8.44	$6.95	$8.15	$10.77

Income (Loss) From Operations:
Net investment income	0.11	0.05	0.05	0.02	0.05
Net realized and unrealized gain (loss)	0.46	0.55	1.48	(1.20)	(2.58)

Total Income (Loss) From Operations	0.57	0.60	1.53	(1.18)	(2.53)

Less Distributions From:
Net investment income	(0.10)	(0.04)	(0.04)	(0.02)	(0.05)
Net realized gains	—	—	—	—	(0.04)

Total Distributions	(0.10)	(0.04)	(0.04)	(0.02)	(0.09)

Net Asset Value, End of Year	$9.47	$9.00	$8.44	$6.95	$8.15

Total Return(1)	6.37%	7.18%	22.09%	(14.47)%	(23.63)%

Net Assets, End of Year (000s)	$74,143	$70,164	$54,334	$36,730	$31,576

Ratios to Average Net Assets:
Gross expenses	0.78%	0.91%	0.87%	1.09%	1.18%
Net expenses(2)	0.78	0.91 (3)	0.87	0.95 (3)	0.95 (3)
Net investment income	1.14	0.61	0.68	0.40	0.53

Portfolio Turnover Rate	57%	43%	65%	48%	68%

(1)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown.
(2)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the Fund will not exceed 0.95%.
(3)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

Smith Barney Investment Series 2005 Annual Report         53

Financial Highlights (continued)

For a share of each class of beneficial interest outstanding throughout each year ended October 31:

SB Government Portfolio	2005		2004		2003		2002(1)	2001
Net Asset Value, Beginning of Year	$11.75		$11.68		$11.74		$11.44	$10.62

Income (Loss) From Operations:
Net investment income	0.45		0.41		0.33		0.35 (2)	0.52
Net realized and unrealized gain (loss)	(0.40)		0.03		(0.23)		0.13 (2)	0.87

Total Income From Operations	0.05		0.44		0.10		0.48	1.39

Less Distributions From:
Net investment income	(0.45)		(0.37)		(0.16)		(0.11)	(0.57)
Net realized gains	—		—		—		(0.07)	—

Total Distributions	(0.45)		(0.37)		(0.16)		(0.18)	(0.57)

Net Asset Value, End of Year	$11.35		$11.75		$11.68		$11.74	$11.44

Total Return(3)	0.41%		3.90%		0.87%		4.20%	13.56%

Net Assets, End of Year (000s)	$131,013		$126,963		$127,378		$84,104	$13,410

Ratios to Average Net Assets:
Gross expenses	0.65%		0.70%		0.68%		1.00%	1.30%
Net expenses(4)	0.65		0.70	(5)	0.68		0.80 (5)	0.80 (5)
Net investment income	3.68		3.44		2.91		3.17 (2)	4.47

Portfolio Turnover Rate	96	%(6)	53	%(6)	83	%(6)	145%	90%

(1)	Per share amounts have been calculated using the average shares method.
(2)	Effective November 1, 2001, the Fund adopted a change in the accounting method that requires the Fund to amortize premiums and accrete all discounts. Without the adoption of this change, for the year ended October 31, 2002, net investment income, net realized and unrealized gain and the ratio of net investment income to average net assets would have been $0.36, $0.12 and 3.32%, respectively. Per share information, ratios and supplemental data for the periods prior to November 1, 2001 have not been restated to reflect this change in presentation.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.
(4)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the Fund will not exceed 0.80%.
(5)	The investment manager voluntarily waived a portion of its fees.
(6)	Excluding mortgage dollar roll transactions, If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 614%, 667% and 429% for the years ended October 31, 2005, 2004 and 2003, respectively.

See Notes to Financial Statements.

54         Smith Barney Investment Series 2005 Annual Report

Notes to Financial Statements

1.	Organization and Significant Accounting Policies

The Smith Barney Premier Selections All Cap Growth Portfolio, Smith Barney Dividend Strategy Portfolio, Smith Barney Growth and Income Portfolio and SB Government Portfolio (“Funds”) are separate diversified investment funds of Smith Barney Investment Series (“Trust”), a Massachusetts business trust. The Trust is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Funds and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment Valuation. Equity securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various relationships between securities. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Funds calculates their net asset value, such Funds may value these investments at fair value as determined in accordance with the procedures approved by the Funds’ Board of Trustees. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates market value.

(b) Repurchase Agreements. When entering into repurchase agreements, it is the Funds’ policy that their custodian or a third party custodian takes possession of the underlying collateral securities, the market value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

(c) Financial Futures Contracts. The Funds may enter into financial futures contracts to hedge a portion of the portfolio. Upon entering into a financial futures contract, the Funds are required to deposit cash or securities as initial margin. Additional securities are also segregated up to the current market value of the financial futures contracts. Subsequent payments, known as variation margin, are made or received by the Funds each day, depending on the daily fluctuation in the value of the underlying financial instruments. The Funds recognize an unrealized gain or loss equal to the daily variation margin. When the financial futures contracts are closed, a realized gain or loss is recognized equal to the difference between the proceeds from (or cost of) the closing transactions and the Funds’ basis in the contracts.

Smith Barney Investment Series 2005 Annual Report         55

Notes to Financial Statements (continued)

The risks associated with entering into financial futures contracts include the possibility that a change in the value of the contract may not correlate with the changes in the value of the underlying instruments. In addition, investing in financial futures contracts involves the risk that the Funds could lose more than the original margin deposit and subsequent payments required for a futures transaction. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(d) Lending of Portfolio Securities. The Funds have an agreement with their custodian whereby the custodian may lend securities owned by the Funds to brokers, dealers and other financial organizations. In exchange for lending securities under the terms of the agreement with their custodian, the Funds receive a lender’s fee. Fees earned by the Funds on securities lending are recorded as securities lending income. Loans of securities by the Funds are collateralized by cash, U.S. government securities or high quality money market instruments that are maintained at all times in an amount at least equal to the current market value of the loaned securities, plus a margin which varies depending on the type of securities loaned. The custodian establishes and maintains the collateral in a segregated account. The Funds have the right under the lending agreement to recover the securities from the borrower on demand.

The Funds maintain the risk of any loss on the securities on loan as well as the potential loss on investments purchased with cash collateral received from securities lending.

(e) Securities Traded on a To-Be-Announced Basis. SB Government Portfolio may trade securities on a to-be-announced (“TBA”) basis. In a TBA transaction, the Fund commits to purchasing or selling securities, which have not yet been issued by the issuer and for which specific information is not known, such as the face amount and maturity date and the underlying pool of investments in U.S. government agency mortgage pass-through transactions. Securities purchased on a TBA basis are not settled until they are delivered to the Fund, normally 15 to 45 days later. Beginning on the date the Fund enters into a TBA transaction, cash, U.S. government securities or other liquid high-grade debt obligations are segregated in an amount equal in value to the purchase price of the TBA security. These transactions are subject to market fluctuations and their current value is determined in the same manner as for other securities.

(f) Mortgage Dollar Rolls. SB Government Portfolio may enter into dollar rolls in which the Fund sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities to settle on a specified future date. During the roll period, the Fund forgoes principal and interest paid on the securities. The Fund is compensated by a fee paid by the counterparty, often in the form of a drop in the repurchase price of the securities. Dollar rolls are accounted for as financing arrangements; the fee is accrued into interest income ratably over the term of the dollar roll and any gain or loss on the roll is deferred and realized upon disposition of the rolled security.

The risk of entering into a mortgage dollar roll is that the market value of the securities the Fund is obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of proceeds of the dollar roll may be restricted

56         Smith Barney Investment Series 2005 Annual Report

Notes to Financial Statements (continued)

pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

(g) Stripped Securities. Certain Funds invest in “Stripped Securities,” a term used collectively for stripped fixed income securities. Stripped Securities can be principal only securities (“PO”), which are debt obligations that have been stripped of unmatured interest coupons or interest only securities (“IO”), which are unmatured interest coupons that have been stripped from debt obligations. Stripped Securities do not make periodic payments of interest prior to maturity. As is the case with all securities, the market value of Stripped Securities will fluctuate in response to changes in economic conditions, interest rates and the market’s perception of the securities. However, fluctuations in response to interest rates may be greater in Stripped Securities than for debt obligations of comparable maturities that pay interest currently. The amount of fluctuation increases with a longer period of maturity.

The yield to maturity on IO’s is sensitive to the rate of principal repayments (including prepayments) on the related underlying debt obligation and principal payments may have a material effect on yield to maturity. If the underlying debt obligation experiences greater than anticipated prepayments of principal, the Funds may not fully recoup its initial investment in IO’s.

(h) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practical after the Funds determine the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method.

(i) Foreign Currency Translation. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

The Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Funds’ books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities, at the date of valuation, resulting from changes in exchange rates.

Smith Barney Investment Series 2005 Annual Report         57

Notes to Financial Statements (continued)

Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

(j) Distributions to Shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Funds are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(k) Federal and Other Taxes. It is the Funds’ policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Funds intend to distribute substantially all of its taxable income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Funds’ financial statements. Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(l) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. There were no reclassifications during the current year for Smith Barney Premier Selections All Cap Growth Portfolio and Smith Barney Growth and Income Portfolio. Additionally, during the current year, the following reclassifications have been made:

Fund	Undistributed Net Investment Income	Realized Gains / Accumulated Net Realized Losses	Paid-in Capital
Smith Barney Dividend Strategy Portfolio(a)	$(13,120)	$13,120	—
SB Government Portfolio(b)	—	20	$(20)
SB Government Portfolio (c)	339,874	(339,874)	—

(a)	Reclassifications are primarily due to foreign currency transactions treated as ordinary income for tax purposes and book/tax differences in the treatment of distributions from real estate investment trusts.
(b)	Reclassifications are primarily due to rounding.
(c)	Reclassifications are primarily due to differences between book and tax amortization of premium on fixed income securities and income from mortgage backed securities treated as capital gains for tax purposes.

2.	Management Agreement and Other Transactions with Affiliates

Smith Barney Fund Management LLC (“SBFM”), an indirect wholly-owned subsidiary of Citigroup Inc. (“Citigroup”), acts as investment manager to the Funds. Smith Barney Premier Selections All Cap Growth Portfolio, Smith Barney Dividend Strategy Portfolio, Smith Barney Growth and Income Portfolios and SB Government Portfolio each paid SBFM a management fee which are calculated daily and payable monthly, are calculated in accordance with the following breakpoint schedules:

Smith Barney Dividend Strategy and Smith Barney Growth and Income Portfolios	Fee
Average Daily Net Assets
First $1 billion	0.65%
Next $1 billion	0.60
Next $1 billion	0.55
Next $1 billion	0.50
Over $4 billion	0.45

58         Smith Barney Investment Series 2005 Annual Report

Notes to Financial Statements (continued)

SB Government Portfolio	Fee
Average Daily Net Assets
First $2 billion	0.55%
Next $2 billion	0.50
Next $2 billion	0.45
Next $2 billion	0.40
Over $8 billion	0.35

Prior to October 1, 2005, the management fee for Smith Barney Premier Selections All Cap Growth Portfolio was calculated at an annual rate of .75% of average daily net assets of the Fund.

Effective October 1, 2005, the Smith Barney Premier Selections All Cap Growth Portfolio applied the following breakpoints to the management fee:

Smith Barney Premier Selections All Cap Growth Portfolios	Fee
Average Daily Net Assets
First $1 billion	0.750%
Next $1 billion	0.725
Next $3 billion	0.700
Next $5 billion	0.675
Over $10 billion	0.650

During the year ended October 31, 2005, Smith Barney Premier Selections All Cap Growth Portfolio, Smith Barney Dividend Strategy Portfolio and Smith Barney Growth and Income Portfolio, had voluntary expense limitations in place of 0.95%, respectively. SB Government Portfolio had a voluntary expense limitation in place of 0.80%. These expense limitations can be terminated at any time by SBFM.

Citicorp Trust Bank, fsb. (“CTB”), another subsidiary of Citigroup, acts as the Funds’ transfer agent. PFPC Inc. (“PFPC”) acts as the Funds’ sub-transfer agent. CTB receives account fees and asset-based fees that vary according to the size and type of account. PFPC is responsible for shareholder recordkeeping and financial processing for all shareholder accounts and is paid by CTB. For the year ended October 31, 2005, each Fund paid transfer agent fees of $4,167 to CTB.

Citigroup Global Markets Inc. (“CGM”), another indirect wholly-owned subsidiary of Citigroup, acts as the Funds’ distributor.

For the year ended October 31, 2005, CGM and its affiliates received in brokerage commissions of $8,796, $325 and $60,593 for the Smith Barney Premier Selections All Cap Growth Portfolio, Smith Barney Growth and Income Portfolio and Smith Barney Dividend Strategy Portfolio, respectively for the Funds’ agency transactions.

Certain officers and one Trustee of the Trust are employees of Citigroup or its affiliates and do not receive compensation from the Trust.

The Trustees of the Funds have adopted a Retirement Plan (“Plan”) for all Trustees who are not “interested persons” of the Funds, within the meaning of the 1940 Act. Under the Plan, all Trustees are required to retire from the Board as of the last day of the calendar year in which the applicable Trustee attains age 75. Trustees may retire under the Plan before attaining the mandatory retirement age. Trustees who have served as Trustee of the

Smith Barney Investment Series 2005 Annual Report         59

Notes to Financial Statements (continued)

Trust or any of the investment companies associated with the manager for at least ten years when they retire are eligible to receive the maximum retirement benefit under the Plan. The maximum retirement benefit is an amount equal to five times the amount of retainer and regular meeting fees payable to a Trustee during the entirety of the calendar year of the Trustee’s retirement (assuming no change in relevant facts for the balance of the year following the Trustee’s retirement). Amounts under the Plan may be paid in installments or in a lump sum (discounted to present value). Benefits under the Plan are unfunded. Three former Trustees are currently receiving payments under the Plan. In addition, two other former Trustees elected to receive a lump sum payment under the Plan.

Certain of the Trustees are also covered by a prior retirement plan. Under the prior plan, retirement benefits are payable for a ten-year period following retirement, with the annual payment to be based upon the Trustee’s compensation from the Trust during calendar year 2000. Trustees with more than five but less than ten years of service at retirement will receive a prorated benefit. In order to receive benefits under the current Plan, a Trustee must waive all rights under the prior plan prior to receiving payment under either plan.

At October 31, 2005, the Smith Barney Premier Selections All Cap Growth Portfolio, Smith Barney Dividend Strategy Portfolio, Smith Barney Growth and Income Portfolio, and SB Government Portfolio have accrued $5,144, $9,422, $5,070, and $5,417, respectively, in connection with these plans.

3.	Investments

During the year ended October 31, 2005, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

	Purchases	Sales
Smith Barney Premier Selections All Cap Growth Portfolio	$24,170,794	$32,781,882
Smith Barney Dividend Strategy Portfolio	69,956,845	70,736,177
Smith Barney Growth and Income Portfolio	43,797,002	41,251,248
SB Government Portfolio	130,781,446	118,723,777

At October 31, 2005, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Fund	Gross unrealized appreciation	Gross unrealized depreciation	Net unrealized appreciation/ depreciation
Smith Barney Premier Selections All Cap Growth Portfolio	$9,690,055	$(2,229,961)	$7,460,094
Smith Barney Dividend Strategy Portfolio	5,333,747	(2,309,303)	3,024,444
Smith Barney Growth and Income Portfolio	10,482,509	(1,755,250)	8,727,259
SB Government Portfolio	257,645	(2,722,290)	(2,464,645)

At October 31, 2005, SB Government Portfolio had the following open futures contracts:

Contracts to Buy:	Number of Contracts	Expiration Date	Basis Value	Market Value	Unrealized Gain (Loss)
U.S. Treasury 10 Years Notes	76	12/05	$8,447,182	$8,242,438	$(204,744)
U.S. Treasury Bonds	20	12/05	2,296,322	2,239,375	(56,947)

					(261,691)

60         Smith Barney Investment Series 2005 Annual Report

Notes to Financial Statements (continued)

Contracts to Sell:	Number of Contracts	Expiration Date	Basis Value	Market Value	Unrealized Gain (Loss)
U.S. Treasury 5 Years Notes	109	12/05	11,726,068	11,542,078	$183,990
U.S. Treasury 2 Years Notes	83	12/05	17,189,778	17,031,860	157,918

					341,908

Net Unrealized Gain on Open Futures Contracts					$80,217

At October 31, 2005, Smith Barney Growth and Income Portfolio loaned securities having a market value of $5,700,669. The Fund received cash collateral amounting to $5,831,978 which was invested into the State Street Navigator Securities Lending Trust Prime Portfolio, a Rule 2a-7 money market fund, registered under the 1940 Act.

At October 31, 2005, SB Government Portfolio had outstanding mortgage dollar rolls with a total cost of $56,267,352.

During the year ended October 31, 2005, SB Government Portfolio entered into mortgage dollar roll transactions in the aggregate amount of $643,335,328.

For the year ended October 31, 2005, SB Government Portfolio recorded interest income of $1,231,940 related to such mortgage dollar rolls.

4.	Shares of Beneficial Interest

At October 31, 2005, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share.

Transactions in shares of the Fund were as follows:

Smith Barney Premier Selections All Cap Growth Portfolio	Year Ended October 31, 2005	Year Ended October 31, 2004
Shares sold	182,244	2,799,961
Shares repurchased	(1,127,132)	(583,442)

Net Increase (Decrease)	(944,888)	2,216,519

Smith Barney Dividend Strategy Portfolio
Shares sold	801,488	1,048,052
Shares issued on reinvestment	84,314	35,544
Shares repurchased	(1,221,275)	(863,838)

Net Increase (Decrease)	(335,473)	219,758

Smith Barney Growth and Income Portfolio
Shares sold	817,377	1,757,533
Shares issued on reinvestment	86,414	34,319
Shares repurchased	(869,834)	(431,387)

Net Increase	33,957	1,360,465

SB Government Portfolio
Shares sold	1,421,226	1,331,786
Shares issued on reinvestment	429,880	345,833
Shares repurchased	(1,119,908)	(1,774,164)

Net Increase (Decrease)	731,198	(96,545)

Smith Barney Investment Series 2005 Annual Report         61

Notes to Financial Statements (continued)

5.	Income Tax Information and Distributions to Shareholders

During the fiscal years ended October 31, 2005 and October 31, 2004, Smith Barney Premier Selections All Cap Growth Portfolio did not make any distribution.

The tax character of distributions paid during the fiscal years ended October 31, 2005, was as follows:

	Smith Barney Dividend Strategy Portfolio	Smith Barney Growth and Income Portfolio	SB Government Portfolio
Distributions paid from:
Ordinary Income	$750,395	$825,257	$4,853,346

Total Distributions Paid	$750,395	$825,257	$4,853,346

The tax character of distributions paid during the fiscal year ended October 31, 2004 were as follows:

	Smith Barney Dividend Strategy Portfolio	Smith Barney Growth and Income Portfolio	SB Government Portfolio
Distributions paid from:
Ordinary Income	$307,815	$305,096	$3,949,420

Total Distributions Paid	$307,815	$305,096	$3,949,420

As of October 31, 2005, the components of accumulated earnings on a tax basis were as follows:

	Smith Barney Premier Selections All Cap Growth Portfolio	Smith Barney Dividend Strategy Portfolio	Smith Barney Growth and Income Portfolio		SB Government Portfolio
Undistributed ordinary income — net	$65,509	$1,104,524	$368,174		$4,243,941

Total undistributed earnings	$65,509	$1,104,524	$368,174		$4,243,941

Capital loss carryforward (*)	(10,006,454)	(25,645,914)	(6,814,329)		(3,571,137)
Other book/tax temporary differences	—	—	—		(204,042	)(c)
Unrealized appreciation/(depreciation)	7,460,094 (a)	3,024,444 (b)	8,727,259	(a)	(2,384,428	)(d)

Total accumulated earnings / (losses) — net	$(2,480,851)	$(21,516,946)	$2,281,104		$(1,915,666)

(*)	During the taxable year ended October 31, 2005, Smith Barney Premier Selections All Cap Growth Portfolio utilized $775,520, Smith Barney Dividend Strategy Portfolio utilized $2,954,957 and Smith Barney Growth and Income Portfolio utilized $1,905,365 of each of their respective capital loss carryovers available from prior years. As of October 31, 2005, the Funds had the following net capital loss carryforwards remaining:

62         Smith Barney Investment Series 2005 Annual Report

Notes to Financial Statements (continued)

Year of Expiration	Smith Barney Premier Selections All Cap Growth Portfolio	Smith Barney Dividend Strategy Portfolio	Smith Barney Growth and Income Portfolio	SB Government Portfolio
10/31/2009	$(997,566)	$(3,340,004)	—	—
10/31/2010	(6,363,962)	(15,846,502)	$(3,058,834)	$(49,007)
10/31/2011	(2,644,926)	(6,459,408)	(3,755,495)	(2,378,580)
10/31/2012	—	—	—	(877,195)
10/31/2013	—	—	—	(266,355)

	$(10,006,454)	$(25,645,914)	$(6,814,329)	$(3,571,137)

These amounts will be available to offset any future taxable capital gains.

(a)	The difference between book-basis and tax-basis unrealized appreciation / (depreciation) is attributable primarily to the tax deferral of losses on wash sales.
(b)	The difference between book-basis and tax-basis unrealized appreciation / (depreciation) is attributable primarily to the tax deferral of losses on wash sales and the difference between the book and tax cost basis of investments in real estate investment trusts.
(c)	Other book/tax temporary differences are attributable primarily to the tax deferral of losses on straddles and the realization for tax purposes of unrealized gains on certain futures contracts.
(d)	The difference between book-basis and tax-basis unrealized appreciation / (depreciation) is attributable primarily to the difference between book & tax amortization methods for premiums on fixed income securities.

6.	Regulatory Matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the funds’ investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to

Smith Barney Investment Series 2005 Annual Report         63

Notes to Financial Statements (continued)

pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan prepared and submitted for approval by the SEC. The order also requires that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

The order required SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Funds’ Board selected a new transfer agent for the Funds. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

At this time, there is no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason Inc.

7.	Legal Matters

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the advisor for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion to consolidate the five actions and any subsequently-filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date of this report, the Funds’ investment manager believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Funds’ investment manager and its affiliates to continue to render services to the Funds under their respective contracts.

*    *    *

64         Smith Barney Investment Series 2005 Annual Report

Notes to Financial Statements (continued)

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (the “Distributor’) and a number of its affiliates, including Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that the Distributor created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to the Distributor for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule l2b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the Funds’ investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of theses circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date of this report, the Funds’ investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

8.	Other Matters

The Funds have received information concerning SBFM as follows:

On September 16, 2005, the staff of the Securities and Exchange Commission (the “Commission”) informed SBFM that the staff is considering recommending that the Commission institute administrative proceedings against SBFM for alleged violations of Sections 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). The notification is a result of an industry wide inspection undertaken by the Commission and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM.

Although there can be no assurance, SBFM believes that this matter is not likely to have a material adverse effect on the Funds or SBFM’s ability to perform investment advisory services relating to the Funds.

Smith Barney Investment Series 2005 Annual Report         65

Notes to Financial Statements (continued)

9.	Subsequent Events

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As a result, the Funds’ investment manager (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused each Fund’s existing investment management contract to terminate. Each Fund’s shareholders previously approved a new investment management contract between each Fund, as applicable, and the Manager which became effective on December 1, 2005.

Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of December 2, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $830 billion.

Each Fund’s Board has appointed such Fund’s current distributor, Citigroup Global Markets Inc. (“CGM”), and Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of such Fund. Each Fund’s Board has also approved amended and restated Rule 12b-1 Plans. CGM and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer Fund shares will continue to make Fund shares available to their clients. Additional Service Agents may offer Fund shares in the future.

Effective December 1, 2005, with respect to those Fund classes subject to a Rule 12b-1 Plan, each Fund pays service and distribution fees to each of LMIS and CGM for the services they provide and expenses they bear under the Distribution Agreements. The expenses intended to be covered by the distribution fees include those of each co-distributor. The co-distributors will provide the Funds’ Board with periodic reports of amounts expended under each Fund’s Rule 12b-1 Plans and the purposes for which such expenditures were made.

Effective December 1, 2005, CGM will no longer be an affiliated person of the Funds under the Investment Company Act of 1940, as amended. As a result, each Fund will be permitted to execute transactions with CGM or an affiliate of CGM as agent (but not as principal) without the restrictions applicable to transactions with affiliated persons. Similarly, each Fund generally will be permitted to purchase securities in underwritings in which CGM or an affiliate of CGM is a member without the restrictions imposed by certain rules of the Securities and Exchange Commission. The Manager’s use of CGM or affiliates of CGM as agent in portfolio transactions with a fund will be governed by such Fund’s policy of seeking the best overall terms available.

Certain officers and one Trustee of the Funds are employees of Legg Mason or its affiliates and do not receive compensation from the Funds.

Each Fund’s Board has approved PFPC Inc. (“PFPC”) to serve as transfer agent for such Fund. The principal business office of PFPC is located at P.O. Box 9699, Providence, RI 02940-9699.

66         Smith Barney Investment Series 2005 Annual Report

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

Smith Barney Investment Series:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Smith Barney Premier Selections All Cap Growth Portfolio, Smith Barney Dividend Strategy Portfolio (formerly known as Smith Barney Large Cap Core Portfolio), Smith Barney Growth and Income Portfolio and SB Government Portfolio, each a series of the Smith Barney Investment Series, as of October 31, 2005, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2005, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Smith Barney Premier Selections All Cap Growth Portfolio, Smith Barney Dividend Strategy Portfolio, Smith Barney Growth and Income Portfolio and SB Government Portfolio as of October 31, 2005, and the results of their operations for the year then ended, the changes in their net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended in conformity with U.S. generally accepted accounting principles.

New York, New York

December 16, 2005

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Board Approval of Management Agreement (unaudited)

Smith Barney Premier Selections All Cap Growth Portfolio

Background

The members of the Board of Smith Barney Premier Selections All Cap Growth Portfolio (the “Fund”), a series of Smith Barney Investment Series, including the Fund’s Board members that are not considered to be “interested persons” under the Investment Company Act of 1940, as amended (the “Independent Board Members”), received information from the Fund’s manager (the “Manager”) to assist them in their consideration of the Fund’s management agreement (the “Management Agreement”). The Board received and considered a variety of information about the Manager and the Fund’s distributors, as well as the advisory and distribution arrangements for the Fund and other funds overseen by the Board, certain portions of which are discussed below. The presentation made to the Board encompassed the Fund and all the funds for which the Board has responsibility. The discussion below covers both advisory and administrative functions being rendered by the Manager, each function encompassed by the Management Agreement.

Board Approval of Management Agreement

In approving the Management Agreement, the Fund’s Board, including the Independent Board Members, considered the factors below. In all of the Board’s considerations with respect to the approval of the Management Agreement, the Board was mindful of the proposed acquisition of the Manager by Legg Mason, Inc.

Nature, Extent and Quality of the Services under the Management Agreement

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager under the Management Agreement during the past year. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager in its management of the Fund’s affairs and the Manager’s role in coordinating the activities of the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager took into account the Board’s knowledge and familiarity gained as Board members of funds in the Citigroup Asset Management (“CAM”) fund complex, including the scope and quality of the Manager’s investment management and other capabilities and the quality of its administrative and other services. The Board observed that the scope of services provided by the Manager had expanded over time as a result of regulatory and other developments, including maintaining and monitoring its own and the Fund’s expanded compliance programs. The Board also considered the Manager’s response to recent regulatory compliance issues affecting it and the CAM fund complex. The Board reviewed information received from the Manager regarding the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended.

The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered the degree to which the Manager implemented organizational changes to improve investment results and the

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Board Approval of Management Agreement (unaudited) (continued)

services provided to the CAM fund complex. The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources available to CAM and its parent organization, Citigroup Inc.

The Board also considered the Manager’s brokerage policies and practices, the standards applied in seeking best execution, the Manager’s policies and practices regarding soft dollars, the use of a broker affiliated with the Manager and the existence of quality controls applicable to brokerage allocation procedures. In addition, management also reported to the Board on, among other things, its business plans, recent organizational changes and portfolio manager compensation plan.

The Board concluded that, overall, the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement were acceptable.

Fund Performance

The Board received and considered performance information for the Fund as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Board also noted that it had received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark(s).

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all underlying variable insurance products (VIPs) classified as “multi-cap growth funds” by Lipper, showed, among other data, that the Fund’s performance for the 1- and 3- year periods ended March 31, 2005 was below the median while the performance for the 5- year period ended March 31, 2005 was better than the median. The Board noted management’s discussion of the Fund’s performance. Management noted that there has been a change in the portfolio management team, effective May 2005, which was implemented in an attempt to improve the Fund’s results over time. Any potential impact of such changes were, therefore, not reflected in the Lipper materials.

Based on their review, which included careful consideration of all of the factors noted above, the Board, mindful of the proposed transaction with Legg Mason, concluded that it will continue to evaluate the Fund’s performance and the actions taken by the Manager to improve performance.

Management Fees and Expense Ratios

The Board reviewed and considered the contractual management fee (the “Contractual Management Fee”) payable by the Fund to the Manager in light of the nature, extent and quality of the management services provided by the Manager. The Board also reviewed and considered that fee waiver and/or expense reimbursement arrangements are currently in place for the Fund and considered the actual fee rate (after taking waivers and reimbursements into account) (the “Actual Management Fee”) and that the Manager had agreed to continue its fee waivers and reimbursements until further notice.

Additionally, the Board received and considered information comparing the Fund’s Contractual Management Fees and Actual Management Fee and the Fund’s overall

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Board Approval of Management Agreement (unaudited) (continued)

expenses with those of funds in both the relevant expense group and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund including, where applicable, separate accounts. The Manager reviewed with the Board the significant differences in scope of services provided to the Fund and to these other clients, noting that the Fund is provided with administrative services, office facilities, Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other Fund providers. The Board considered the fee comparisons in light of the differences required to manage these different types of accounts. The Board received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a proposed framework of fees based on asset classes.

Management also discussed with the Board the Fund’s distribution arrangements. The Board was provided with information concerning revenues received by and certain expenses incurred by the Fund’s affiliated distributors and how the amounts received by the distributors are paid.

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of a group of underlying VIPs (including the Fund) classified as “multi-cap growth funds” and chosen by Lipper to be comparable to the Fund, showed that the Fund’s Contractual Management Fee and Actual Management Fee (which reflects a fee waiver) were below the median. The Board noted that the Fund’s actual total expense ratio was also below the median. The Board also took into account that the Manager had agreed to institute fee breakpoints effective October 1, 2005. The Board also noted that the Manager was continuing its voluntary waiver until further notice, resulting in the same net effective fee as currently in place, which is lower than the current contractual fee.

Taking all of the above into consideration, the Board determined that the Management Fee was reasonable in light of the nature, extent and quality of the services provided to the Fund under the Management Agreement.

Manager Profitability

The Board received and considered a profitability analysis of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the CAM fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data as well as a report from an outside consultant that had reviewed the Manager’s methodology. The Manager’s profitability was considered not excessive in light of the nature, extent and quality of the services provided to the Fund.

Economies of Scale

The Board received and discussed information concerning whether the Manager realizes economies of scale as the Fund’s assets grow. The Board noted that the Manager had agreed to institute breakpoints in the Fund’s Contractual Management Fee, reflecting the

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Board Approval of Management Agreement (unaudited) (continued)

potential for reducing the Contractual Management Fee as the Fund grows. The Board considered whether the breakpoint fee structure was a reasonable means of sharing any economies of scale or other efficiencies that might accrue from increases in the Fund’s assets levels. The Board noted that the Fund had not yet reached the specified asset level at which a breakpoint to its Contractual Management Fee would be triggered. The Board also noted that as the Fund’s assets increase over time, certain expenses, such as fees for Board members, auditors and legal fees, become a smaller percentage of overall assets. The Board determined that the management fee structure, including the proposed breakpoints, was reasonable.

Other Benefits to the Manager

The Board considered other benefits received by the Manager and its affiliates as a result of their relationship with the Fund, including the opportunity to offer additional products and services to Fund shareholders.

In light of the costs of providing investment management and other services to the Fund and the Manager’s ongoing commitment to the Fund, the profits and other ancillary benefits that the Manager and its affiliates received were considered reasonable.

In light of all of the foregoing, the Board approved the Management Agreement to continue for another year.

No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management Agreement, and each Board Member attributed different weight to the various factors. The Independent Board Members were advised by separate independent legal counsel throughout the process. The Board also discussed the proposed continuance of the Management Agreement in private sessions with their independent legal counsel at which no representatives of the Manager were present.

Additional Information

Smith Barney Premier Selections All Cap Growth Portfolio

On June 23, 2005, Citigroup Inc. entered into a definitive agreement (the “Transaction Agreement”) with Legg Mason, Inc. under which Citigroup agreed to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which includes the Adviser, to Legg Mason in exchange for the broker-dealer and investment banking businesses of Legg Mason and certain other considerations (the “Transaction”). The Transaction closed on December 1, 2005.

The consummation of the Transaction resulted in the automatic termination of the Fund’s current management agreement in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to the closing of the Transaction, the Fund’s Board approved a new management agreement between the Fund and the Adviser (the “New Management Agreement”) and authorized the Fund’s officers to submit the New Management Agreement to shareholders for their approval.

On July 11, 2005, members of the Board discussed with CAM management and certain Legg Mason representatives the Transaction and Legg Mason’s general plans and

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Board Approval of Management Agreement (unaudited) (continued)

intentions regarding the Fund, including the preservation, strengthening and growth of CAM’s business and its combination with Legg Mason’s business. The Board Members also inquired about the plans for and anticipated roles and responsibilities of certain CAM employees and officers after the Transaction.

At a meeting held on August 7, 2005, the Fund’s Board, including a majority of the Board Members who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Board Members”), approved the New Management Agreement. To assist the Board in its consideration of the New Management Agreement, Legg Mason previously provided materials and information about Legg Mason, including its financial condition and asset management capabilities and organization, and CAM provided materials and information about the Transaction between Legg Mason and Citigroup. Representatives of CAM and Legg Mason also made presentations to and responded to questions from the Board, including at meetings held prior to the August 2005 meeting. The Independent Board Members, through their independent legal counsel, also requested and received additional information from CAM and Legg Mason in connection with their consideration of the New Management Agreement. The additional information was provided in advance of and at the August meeting. After the presentations and after reviewing the written materials provided, the Independent Board Members met in executive session with their counsel to consider the New Management Agreement. The Independent Board Members also conferred separately and with their counsel about the Transaction on a number of occasions, including in connection with the July and August meetings.

In their deliberations concerning the New Management Agreement, among other things, the Board Members considered:

(i) the automatic termination of the current management agreement upon completion of the Transaction and the need for continuity of services provided under the current management agreement;

(ii) the reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries;

(iii) that, following the Transaction, CAM will be part of an organization focused on the asset management business;

(iv) that Legg Mason is an experienced and respected asset management firm, and that Legg Mason has advised the Board Members that (a) it may wish to combine certain CAM operations with those of certain Legg Mason subsidiaries; (b) it is expected that these combination processes will result in changes to portfolio managers or portfolio management teams for a number of the CAM funds, subject to Board consent and appropriate notice to shareholders, and that, in other cases, the current portfolio managers or portfolio management teams will remain in place; and (c) in the future, it may recommend that Legg Mason subsidiaries be appointed as the adviser or subadviser to some or all of the CAM funds, subject to applicable regulatory requirements;

(v) that CAM management had advised the Board that a number of portfolio managers and other key CAM personnel would be retained after the closing of the Transaction;

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Board Approval of Management Agreement (unaudited) (continued)

(vi) that CAM management and Legg Mason have advised the Board that following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Fund and their shareholders by the Adviser, including compliance services;

(vii) that Legg Mason has advised the Board that it has no present intention to alter the expense waivers and reimbursements currently in effect and, while it reserves the right to do so in the future, it would consult with the Board before making any changes;

(viii) that under the Transaction Agreement, Citigroup and Legg Mason have agreed not to take any action that is not contemplated by the Transaction or fail to take any action that to their respective knowledge would cause any of the requirements of Section 15(f) of the 1940 Act not to be met;

(ix) the assurances from Citigroup and Legg Mason that, for a three year period following the closing of the Transaction, Citigroup-affiliated broker-dealers will continue to offer the Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

(x) the potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason sponsored funds including possible economies of scale and access to investment opportunities;

(xi) that Citigroup and Legg Mason would derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being considered;

(xii) the potential effects of regulatory restrictions on the Fund if Citigroup-affiliated broker-dealers remain principal underwriters of the Fund after the closing of the Transaction;

(xiii) the fact that the Fund’s total advisory and administrative fees will not increase by virtue of the New Management Agreement, but will remain the same;

(xiv) the terms and conditions of the New Management Agreement, including the differences from the current management agreement, and the benefits of a single, uniform form of agreement covering these services;

(xv) that the Fund would not bear the costs of obtaining shareholder approval of the New Management Agreement;

(xvi) that Citigroup and Legg Mason were negotiating a license arrangement that would permit the Fund to maintain its current name for some agreed upon time period after the closing of the Transaction; and

(xvii) that, as discussed in detail above, within the past year the Board had performed a full annual review of the current management agreement as required by the 1940 Act. In that regard, the Board’s deliberations concerning the New Management Agreement reflected its prior evaluation of relevant factors, including the nature, quality and extent of services provided, costs of services provided, profitability, fall-out benefits, fees and economies of scale and investment performance considered in connection with the renewal of the current management agreement and its determination that information provided by CAM and Legg Mason management prior to and at the August meeting supported the continued appropriateness of such conclusions with respect to the New Management Agreement.

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Board Approval of Management Agreement (unaudited) (continued)

No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the New Management Agreement, and each Board Member attributed different weight to the various factors. The Independent Board Members were advised by separate independent legal counsel throughout the process. The Board also discussed the New Management Agreement in private sessions with their independent legal counsel at which no representatives of the Adviser were present. In light of all of the foregoing, the Board approved the New Management Agreement and authorized the Fund’s officers to submit the New Management Agreement to shareholders for their approval.

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Board Approval of Management Agreement (unaudited) (continued)

Smith Barney Dividend Strategy Portfolio

Background

The members of the Board of Smith Barney Dividend Strategy Portfolio (the “Fund”), a series of Smith Barney Investment Series, including the Fund’s Board members that are not considered to be “interested persons” under the Investment Company Act of 1940, as amended (the “Independent Board Members”), received information from the Fund’s manager (the “Manager”) to assist them in their consideration of the Fund’s management agreement (the “Management Agreement”). The Board received and considered a variety of information about the Manager and the Fund’s distributors, as well as the advisory and distribution arrangements for the Fund and other funds overseen by the Board, certain portions of which are discussed below. The presentation made to the Board encompassed the Fund and all the funds for which the Board has responsibility. The discussion below covers both advisory and administrative functions being rendered by the Manager, each function encompassed by the Management Agreement.

Board Approval of Management Agreement

In approving the Management Agreement, the Fund’s Board, including the Independent Board Members, considered the factors below. In all of the Board’s considerations with respect to the approval of the Management Agreement, the Board was mindful of the proposed acquisition of the Manager by Legg Mason, Inc.

Nature, Extent and Quality of the Services under the Management Agreement

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager under the Management Agreement during the past year. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager in its management of the Fund’s affairs and the Manager’s role in coordinating the activities of the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager took into account the Board’s knowledge and familiarity gained as Board members of funds in the Citigroup Asset Management (“CAM”) fund complex, including the scope and quality of the Manager’s investment management and other capabilities and the quality of its administrative and other services. The Board observed that the scope of services provided by the Manager had expanded over time as a result of regulatory and other developments, including maintaining and monitoring its own and the Fund’s expanded compliance programs. The Board also considered the Manager’s response to recent regulatory compliance issues affecting it and the CAM fund complex. The Board reviewed information received from the Manager regarding the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended.

The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered the degree to which the Manager implemented organizational changes to improve investment results and the

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Board Approval of Management Agreement (unaudited) (continued)

services provided to the CAM fund complex. The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources available to CAM and its parent organization, Citigroup Inc.

The Board also considered the Manager’s brokerage policies and practices, the standards applied in seeking best execution, the Manager’s policies and practices regarding soft dollars, the use of a broker affiliated with the Manager and the existence of quality controls applicable to brokerage allocation procedures. In addition, management also reported to the Board on, among other things, its business plans, recent organizational changes and portfolio manager compensation plan.

The Board concluded that, overall, the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement were acceptable.

Fund Performance

The Board received and considered performance information for the Fund as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Board also noted that it had received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark(s).

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all underlying variable insurance products (VIPs) classified as “large-cap core funds” by Lipper, showed, among other data, that the Fund’s performance for the 1-, 3-, and 5-year periods ended March 31, 2005 was lower than the median. Management noted that there had been a change in the Fund’s investment strategy, as well as its portfolio management team, effective November 2004, which was implemented in an attempt to improve the Fund’s results over time. Any potential impact of such changes were, therefore, not fully reflected in the Lipper report.

Based on their review, which included careful consideration of all of the factors noted above, the Board, mindful of the proposed transaction with Legg Mason, concluded that it will continue to evaluate the Fund’s performance and the actions taken by management to improve performance.

Management Fees and Expense Ratios

The Board reviewed and considered the contractual management fee (the “Contractual Management Fee”) payable by the Fund to the Manager in light of the nature, extent and quality of the management services provided by the Manager. The Board also reviewed and considered that fee waiver and/or expense reimbursement arrangements are currently in place for the Fund and considered the actual fee rate (after taking waivers and reimbursements into account) (the “Actual Management Fee”) and that the Manager had agreed to continue its fee waivers and reimbursements until further notice.

Additionally, the Board received and considered information comparing the Fund’s Contractual Management Fees and Actual Management Fee and the Fund’s overall expenses with those of funds in both the relevant expense group and a broader group of

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Board Approval of Management Agreement (unaudited) (continued)

funds, each selected and provided by Lipper. The Board also reviewed information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund including, where applicable, separate accounts. The Manager reviewed with the Board the significant differences in scope of services provided to the Fund and to these other clients, noting that the Fund is provided with administrative services, office facilities, Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other Fund providers. The Board considered the fee comparisons in light of the differences required to manage these different types of accounts. The Board received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a proposed framework of fees based on asset classes.

Management also discussed with the Board the Fund’s distribution arrangements. The Board was provided with information concerning revenues received by and certain expenses incurred by the Fund’s affiliated distributors and how the amounts received by the distributors are paid.

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of a group of underlying VIPs (including the Fund) classified as “large-cap core funds” and chosen by Lipper to be comparable to the Fund, showed that the Fund’s Contractual Management Fee was below the median and the Actual Management Fee (which reflects a fee waiver) was above the median. The Board noted that the Fund’s actual total expense ratio was higher than the median. The Board noted that commencing September 1, 2004, the Manager reduced its Contractual Management Fee and implemented breakpoints and that the full benefit of this adjustment was therefore not reflected in the Lipper Report. The Board also noted that the Manager was continuing its voluntary waiver until further notice.

Taking all of the above into consideration, the Board determined that the Management Fee was reasonable in light of the nature, extent and quality of the services provided to the Fund under the Management Agreement.

Manager Profitability

The Board received and considered a profitability analysis of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the CAM fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data as well as a report from an outside consultant that had reviewed the Manager’s methodology. The Manager’s profitability was considered not excessive in light of the nature, extent and quality of the services provided to the Fund.

Economies of Scale

The Board received and discussed information concerning whether the Manager realizes economies of scale as the Fund’s assets grow. The Board noted that commencing September 1, 2004, the Manager reduced its Contractual Management Fee and implemented breakpoints, reflecting the potential for reducing the Contractual Management Fee as the Fund grows. The Board considered whether the breakpoint fee structure

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Board Approval of Management Agreement (unaudited) (continued)

was a reasonable means of sharing any economies of scale or other efficiencies that might accrue from increases in the Fund’s assets levels. The Board noted that the Fund had not yet reached the specified asset level at which a breakpoint to its Contractual Management Fee would be triggered. The Board also noted that as the Fund’s assets have increased over time, certain expenses, such as fees for Board members, auditors and legal fees, become a smaller percentage of overall assets. The Board determined that the management fee structure was reasonable.

Other Benefits to the Manager

The Board considered other benefits received by the Manager and its affiliates as a result of their relationship with the Fund, including the opportunity to offer additional products and services to Fund shareholders.

In light of the costs of providing investment management and other services to the Fund and the Manager’s ongoing commitment to the Fund, the profits and other ancillary benefits that the Manager and its affiliates received were considered reasonable.

In light of all of the foregoing, the Board approved the Management Agreement to continue for another year.

No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management Agreement, and each Board Member attributed different weight to the various factors. The Independent Board Members were advised by separate independent legal counsel throughout the process. The Board also discussed the proposed continuance of the Management Agreement in private sessions with their independent legal counsel at which no representatives of the Manager were present.

Additional Information

Smith Barney Dividend Strategy Portfolio

On June 23, 2005, Citigroup Inc. entered into a definitive agreement (the “Transaction Agreement”) with Legg Mason, Inc. under which Citigroup agreed to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which includes the Adviser, to Legg Mason in exchange for the broker-dealer and investment banking businesses of Legg Mason and certain other considerations (the “Transaction”). The Transaction closed on December 1, 2005.

The consummation of the Transaction resulted in the automatic termination of the Fund’s current management agreement in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to the closing of the Transaction, the Fund’s Board approved a new management agreement between the Fund and the Adviser (the “New Management Agreement”) and authorized the Fund’s officers to submit the New Management Agreement to shareholders for their approval.

On July 11, 2005, members of the Board discussed with CAM management and certain Legg Mason representatives the Transaction and Legg Mason’s general plans and intentions regarding the Fund, including the preservation, strengthening and growth of CAM’s business and its combination with Legg Mason’s business. The Board Members

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Board Approval of Management Agreement (unaudited) (continued)

also inquired about the plans for and anticipated roles and responsibilities of certain CAM employees and officers after the Transaction.

At a meeting held on August 7, 2005, the Fund’s Board, including a majority of the Board Members who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Board Members”), approved the New Management Agreement. To assist the Board in its consideration of the New Management Agreement, Legg Mason previously provided materials and information about Legg Mason, including its financial condition and asset management capabilities and organization, and CAM provided materials and information about the Transaction between Legg Mason and Citigroup. Representatives of CAM and Legg Mason also made presentations to and responded to questions from the Board, including at meetings held prior to the August 2005 meeting. The Independent Board Members, through their independent legal counsel, also requested and received additional information from CAM and Legg Mason in connection with their consideration of the New Management Agreement. The additional information was provided in advance of and at the August meeting. After the presentations and after reviewing the written materials provided, the Independent Board Members met in executive session with their counsel to consider the New Management Agreement. The Independent Board Members also conferred separately and with their counsel about the Transaction on a number of occasions, including in connection with the July and August meetings.

In their deliberations concerning the New Management Agreement, among other things, the Board Members considered:

(i) the automatic termination of the current management agreement upon completion of the Transaction and the need for continuity of services provided under the current management agreement;

(ii) the reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries;

(iii) that, following the Transaction, CAM will be part of an organization focused on the asset management business;

(iv) that Legg Mason is an experienced and respected asset management firm, and that Legg Mason has advised the Board Members that (a) it may wish to combine certain CAM operations with those of certain Legg Mason subsidiaries; (b) it is expected that these combination processes will result in changes to portfolio managers or portfolio management teams for a number of the CAM funds, subject to Board consent and appropriate notice to shareholders, and that, in other cases, the current portfolio managers or portfolio management teams will remain in place; and (c) in the future, it may recommend that Legg Mason subsidiaries be appointed as the adviser or subadviser to some or all of the CAM funds, subject to applicable regulatory requirements;

(v) that CAM management had advised the Board that a number of portfolio managers and other key CAM personnel would be retained after the closing of the Transaction;

(vi) that CAM management and Legg Mason have advised the Board that following the Transaction, there is not expected to be any diminution in the nature,

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Board Approval of Management Agreement (unaudited) (continued)

quality and extent of services provided to the Fund and their shareholders by the Adviser, including compliance services;

(vii) that Legg Mason has advised the Board that it has no present intention to alter the expense waivers and reimbursements currently in effect and, while it reserves the right to do so in the future, it would consult with the Board before making any changes;

(viii) that under the Transaction Agreement, Citigroup and Legg Mason have agreed not to take any action that is not contemplated by the Transaction or fail to take any action that to their respective knowledge would cause any of the requirements of Section 15(f) of the 1940 Act not to be met;

(ix) the assurances from Citigroup and Legg Mason that, for a three year period following the closing of the Transaction, Citigroup-affiliated broker-dealers will continue to offer the Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

(x) the potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason sponsored funds including possible economies of scale and access to investment opportunities;

(xi) that Citigroup and Legg Mason would derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being considered;

(xii) the potential effects of regulatory restrictions on the Fund if Citigroup-affiliated broker-dealers remain principal underwriters of the Fund after the closing of the Transaction;

(xiii) the fact that the Fund’s total advisory and administrative fees will not increase by virtue of the New Management Agreement, but will remain the same;

(xiv) the terms and conditions of the New Management Agreement, including the differences from the current management agreement, and the benefits of a single, uniform form of agreement covering these services;

(xv) that the Fund would not bear the costs of obtaining shareholder approval of the New Management Agreement;

(xvi) that Citigroup and Legg Mason were negotiating a license arrangement that would permit the Fund to maintain its current name for some agreed upon time period after the closing of the Transaction; and

(xvii) that, as discussed in detail above, within the past year the Board had performed a full annual review of the current management agreement as required by the 1940 Act. In that regard, the Board’s deliberations concerning the New Management Agreement reflected its prior evaluation of relevant factors, including the nature, quality and extent of services provided, costs of services provided, profitability, fall-out benefits, fees and economies of scale and investment performance considered in connection with the renewal of the current management agreement and its determination that information provided by CAM and Legg Mason management prior to and at the August meeting supported the continued appropriateness of such conclusions with respect to the New Management Agreement.

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No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the New Management Agreement, and each Board Member attributed different weight to the various factors. The Independent Board Members were advised by separate independent legal counsel throughout the process. The Board also discussed the New Management Agreement in private sessions with their independent legal counsel at which no representatives of the Adviser were present. In light of all of the foregoing, the Board approved the New Management Agreement and authorized the Fund’s officers to submit the New Management Agreement to shareholders for their approval.

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Smith Barney Growth and Income Portfolio

Background

The members of the Board of Smith Barney Growth and Income Portfolio (the “Fund”), a series of Smith Barney Investment Series, including the Fund’s Board members that are not considered to be “interested persons” under the Investment Company Act of 1940, as amended (the “Independent Board Members”), received information from the Fund’s manager (the “Manager”) to assist them in their consideration of the Fund’s management agreement (the “Management Agreement”). The Board received and considered a variety of information about the Manager and the Fund’s distributors, as well as the advisory and distribution arrangements for the Fund and other funds overseen by the Board, certain portions of which are discussed below. The presentation made to the Board encompassed the Fund and all the funds for which the Board has responsibility. The discussion below covers both advisory and administrative functions being rendered by the Manager, each function encompassed by the Management Agreement.

Board Approval of Management Agreement

In approving the Management Agreement, the Fund’s Board, including the Independent Board Members, considered the factors below. In all of the Board’s considerations with respect to the approval of the Management Agreement, the Board was mindful of the proposed acquisition of the Manager by Legg Mason, Inc.

Nature, Extent and Quality of the Services under the Management Agreement

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager under the Management Agreement during the past year. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager in its management of the Fund’s affairs and the Manager’s role in coordinating the activities of the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager took into account the Board’s knowledge and familiarity gained as Board members of funds in the Citigroup Asset Management (“CAM”) fund complex, including the scope and quality of the Manager’s investment management and other capabilities and the quality of its administrative and other services. The Board observed that the scope of services provided by the Manager had expanded over time as a result of regulatory and other developments, including maintaining and monitoring its own and the Fund’s expanded compliance programs. The Board also considered the Manager’s response to recent regulatory compliance issues affecting it and the CAM fund complex. The Board reviewed information received from the Manager regarding the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended.

The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered the degree to which the Manager implemented organizational changes to improve investment results and the

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services provided to the CAM fund complex. The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources available to CAM and its parent organization, Citigroup Inc.

The Board also considered the Manager’s brokerage policies and practices, the standards applied in seeking best execution, the Manager’s policies and practices regarding soft dollars, the use of a broker affiliated with the Manager and the existence of quality controls applicable to brokerage allocation procedures. In addition, management also reported to the Board on, among other things, its business plans, recent organizational changes and portfolio manager compensation plan.

The Board concluded that, overall, the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement were acceptable.

Fund Performance

The Board received and considered performance information for the Fund as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Board also noted that it had received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark(s).

The information comparing the Fund’s performance to that of its Performance Universe, consisting of underlying variable insurance products (VIPs) classified as “large-cap core funds” by Lipper, showed, among other data, that the Fund’s performance for the 1-year period ended March 31, 2005 was lower than the median while the performance for the 3- and 5- year periods ended March 31, 2005 was better than the median.

Based on their review, which included careful consideration of all of the factors noted above, the Board concluded that the Fund’s performance was satisfactory.

Management Fees and Expense Ratios

The Board reviewed and considered the contractual management fee (the “Contractual Management Fee”) payable by the Fund to the Manager in light of the nature, extent and quality of the management services provided by the Manager. The Board also reviewed and considered that fee waiver and/or expense reimbursement arrangements are currently in place for the Fund and considered the actual fee rate (after taking waivers and reimbursements into account) (the “Actual Management Fee”) and that the Manager had agreed to continue its fee waivers and reimbursements until further notice.

Additionally, the Board received and considered information comparing the Fund’s Contractual Management Fees and Actual Management Fee and the Fund’s overall expenses with those of funds in both the relevant expense group and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund including, where applicable, separate accounts. The Manager reviewed with the Board the significant differences in scope of services provided to the Fund and to these other clients, noting that the Fund is provided with administrative

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services, office facilities, Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other Fund providers. The Board considered the fee comparisons in light of the differences required to manage these different types of accounts. The Board received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a proposed framework of fees based on asset classes.

Management also discussed with the Board the Fund’s distribution arrangements. The Board was provided with information concerning revenues received by and certain expenses incurred by the Fund’s affiliated distributors and how the amounts received by the distributors are paid.

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of a group of underlying VIPs (including the Fund) classified as “large-cap core funds” and chosen by Lipper to be comparable to the Fund, showed that the Fund’s Contractual Management Fee was below the median and the Actual Management Fee (which reflects a fee waiver) was above the median. The Board noted that the Fund’s actual total expense ratio was higher than the median. The Board also noted that commencing September 1, 2004, the Manager reduced its Contractual Management Fee and implemented breakpoints and that the full benefit of this adjustment was therefore not reflected in the Lipper Report. The Board noted that the Manager was continuing its voluntary waiver until further notice.

Taking all of the above into consideration, the Board determined that the Management Fee was reasonable in light of the nature, extent and quality of the services provided to the Fund under the Management Agreement.

Manager Profitability

The Board received and considered a profitability analysis of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the CAM fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data as well as a report from an outside consultant that had reviewed the Manager’s methodology. The Manager’s profitability was considered not excessive in light of the nature, extent and quality of the services provided to the Fund.

Economies of Scale

The Board received and discussed information concerning whether the Manager realizes economies of scale as the Fund’s assets grow. The Board noted that commencing September 1, 2004, the Manager reduced its Contractual Management Fee and implemented breakpoints, reflecting the potential for reducing the Contractual Management Fee as the Fund grows. The Board considered whether the breakpoint fee structure was a reasonable means of sharing any economies of scale or other efficiencies that might accrue from increases in the Fund’s assets levels. The Board noted that the Fund had not yet reached the specified asset level at which a breakpoint to its Contractual Management Fee would be triggered. The Board also noted that as the Fund’s assets have increased over time, certain expenses, such as

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fees for Board members, auditors and legal fees, become a smaller percentage of overall assets. The Board determined that the management fee structure was reasonable.

Other Benefits to the Manager

The Board considered other benefits received by the Manager and its affiliates as a result of their relationship with the Fund, including the opportunity to offer additional products and services to Fund shareholders.

In light of the costs of providing investment management and other services to the Fund and the Manager’s ongoing commitment to the Fund, the profits and other ancillary benefits that the Manager and its affiliates received were considered reasonable.

In light of all of the foregoing, the Board approved the Management Agreement to continue for another year.

No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management Agreement, and each Board Member attributed different weight to the various factors. The Independent Board Members were advised by separate independent legal counsel throughout the process. The Board also discussed the proposed continuance of the Management Agreement in private sessions with their independent legal counsel at which no representatives of the Manager were present.

Additional Information

Smith Barney Growth and Income Portfolio

On June 23, 2005, Citigroup Inc. entered into a definitive agreement (the “Transaction Agreement”) with Legg Mason, Inc. under which Citigroup agreed to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which includes the Adviser, to Legg Mason in exchange for the broker-dealer and investment banking businesses of Legg Mason and certain other considerations (the “Transaction”). The Transaction closed on December 1, 2005.

The consummation of the Transaction resulted in the automatic termination of the Fund’s current management agreement in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to the closing of the Transaction, the Fund’s Board approved a new management agreement between the Fund and the Adviser (the “New Management Agreement”) and authorized the Fund’s officers to submit the New Management Agreement to shareholders for their approval.

On July 11, 2005, members of the Board discussed with CAM management and certain Legg Mason representatives the Transaction and Legg Mason’s general plans and intentions regarding the Fund, including the preservation, strengthening and growth of CAM’s business and its combination with Legg Mason’s business. The Board Members also inquired about the plans for and anticipated roles and responsibilities of certain CAM employees and officers after the Transaction.

At a meeting held on August 7, 2005, the Fund’s Board, including a majority of the Board Members who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Board Members”), approved the New Management Agreement. To

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assist the Board in its consideration of the New Management Agreement, Legg Mason previously provided materials and information about Legg Mason, including its financial condition and asset management capabilities and organization, and CAM provided materials and information about the Transaction between Legg Mason and Citigroup. Representatives of CAM and Legg Mason also made presentations to and responded to questions from the Board, including at meetings held prior to the August 2005 meeting. The Independent Board Members, through their independent legal counsel, also requested and received additional information from CAM and Legg Mason in connection with their consideration of the New Management Agreement. The additional information was provided in advance of and at the August meeting. After the presentations and after reviewing the written materials provided, the Independent Board Members met in executive session with their counsel to consider the New Management Agreement. The Independent Board Members also conferred separately and with their counsel about the Transaction on a number of occasions, including in connection with the July and August meetings.

In their deliberations concerning the New Management Agreement, among other things, the Board Members considered:

(i) the automatic termination of the current management agreement upon completion of the Transaction and the need for continuity of services provided under the current management agreement;

(ii) the reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries;

(iii) that, following the Transaction, CAM will be part of an organization focused on the asset management business;

(iv) that Legg Mason is an experienced and respected asset management firm, and that Legg Mason has advised the Board Members that (a) it may wish to combine certain CAM operations with those of certain Legg Mason subsidiaries; (b) it is expected that these combination processes will result in changes to portfolio managers or portfolio management teams for a number of the CAM funds, subject to Board consent and appropriate notice to shareholders, and that, in other cases, the current portfolio managers or portfolio management teams will remain in place; and (c) in the future, it may recommend that Legg Mason subsidiaries be appointed as the adviser or subadviser to some or all of the CAM funds, subject to applicable regulatory requirements;

(v) that CAM management had advised the Board that a number of portfolio managers and other key CAM personnel would be retained after the closing of the Transaction;

(vi) that CAM management and Legg Mason have advised the Board that following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Fund and their shareholders by the Adviser, including compliance services;

(vii) that Legg Mason has advised the Board that it has no present intention to alter the expense waivers and reimbursements currently in effect and, while it reserves the right to do so in the future, it would consult with the Board before making any changes;

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(viii) that under the Transaction Agreement, Citigroup and Legg Mason have agreed not to take any action that is not contemplated by the Transaction or fail to take any action that to their respective knowledge would cause any of the requirements of Section 15(f) of the 1940 Act not to be met;

(ix) the assurances from Citigroup and Legg Mason that, for a three year period following the closing of the Transaction, Citigroup-affiliated broker-dealers will continue to offer the Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

(x) the potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason sponsored funds including possible economies of scale and access to investment opportunities;

(xi) that Citigroup and Legg Mason would derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being considered;

(xii) the potential effects of regulatory restrictions on the Fund if Citigroup-affiliated broker-dealers remain principal underwriters of the Fund after the closing of the Transaction;

(xiii) the fact that the Fund’s total advisory and administrative fees will not increase by virtue of the New Management Agreement, but will remain the same;

(xiv) the terms and conditions of the New Management Agreement, including the differences from the current management agreement, and the benefits of a single, uniform form of agreement covering these services;

(xv) that the Fund would not bear the costs of obtaining shareholder approval of the New Management Agreement;

(xvi) that Citigroup and Legg Mason were negotiating a license arrangement that would permit the Fund to maintain its current name for some agreed upon time period after the closing of the Transaction; and

(xvii) that, as discussed in detail above, within the past year the Board had performed a full annual review of the current management agreement as required by the 1940 Act. In that regard, the Board’s deliberations concerning the New Management Agreement reflected its prior evaluation of relevant factors, including the nature, quality and extent of services provided, costs of services provided, profitability, fall-out benefits, fees and economies of scale and investment performance considered in connection with the renewal of the current management agreement and its determination that information provided by CAM and Legg Mason management prior to and at the August meeting supported the continued appropriateness of such conclusions with respect to the New Management Agreement.

No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the New Management Agreement, and each Board Member attributed different weight to the various factors. The Independent Board Members were advised by separate independent legal counsel throughout the process. The Board also discussed the New Management Agreement in private sessions with their independent legal counsel at which no representatives of the Adviser were present. In light of all of the foregoing, the Board approved the New Management Agreement and authorized the Fund’s officers to submit the New Management Agreement to shareholders for their approval.

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Board Approval of Management Agreement (unaudited) (continued)

SB Government Portfolio

Background

The members of the Board of SB Government Portfolio (the “Fund”), a series of Smith Barney Investment Series, including the Fund’s Board members that are not considered to be “interested persons” under the Investment Company Act of 1940, as amended (the “Independent Board Members”), received information from the Fund’s manager (the “Manager”) to assist them in their consideration of the Fund’s management agreement (the “Management Agreement”). The Board received and considered a variety of information about the Manager and the Fund’s distributors, as well as the advisory and distribution arrangements for the Fund and other funds overseen by the Board, certain portions of which are discussed below. The presentation made to the Board encompassed the Fund and all the funds for which the Board has responsibility. The discussion below covers both advisory and administrative functions being rendered by the Manager, each function encompassed by the Management Agreement.

Board Approval of Management Agreement

In approving the Management Agreement, the Fund’s Board, including the Independent Board Members, considered the factors below. In all of the Board’s considerations with respect to the approval of the Management Agreement, the Board was mindful of the proposed acquisition of the Manager by Legg Mason, Inc.

Nature, Extent and Quality of the Services under the Management Agreement

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager under the Management Agreement during the past year. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager in its management of the Fund’s affairs and the Manager’s role in coordinating the activities of the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager took into account the Board’s knowledge and familiarity gained as Board members of funds in the Citigroup Asset Management (“CAM”) fund complex, including the scope and quality of the Manager’s investment management and other capabilities and the quality of its administrative and other services. The Board observed that the scope of services provided by the Manager had expanded over time as a result of regulatory and other developments, including maintaining and monitoring its own and the Fund’s expanded compliance programs. The Board also considered the Manager’s response to recent regulatory compliance issues affecting it and the CAM fund complex. The Board reviewed information received from the Manager regarding the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended.

The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered the degree to which the Manager implemented organizational changes to improve investment results and the services provided to the CAM fund complex. The Board also considered, based on its

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knowledge of the Manager and its affiliates, the financial resources available to CAM and its parent organization, Citigroup Inc.

The Board also considered the Manager’s brokerage policies and practices, the standards applied in seeking best execution, the use of a broker affiliated with the Manager and the existence of quality controls applicable to brokerage allocation procedures. In addition, management also reported to the Board on, among other things, its business plans, recent organizational changes and portfolio manager compensation plan.

The Board concluded that, overall, the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement were acceptable.

Fund Performance

The Board received and considered performance information for the Fund as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Board also noted that it had received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark(s).

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all underlying variable insurance products (VIPs) classified as “U.S. government funds” by Lipper, showed, among other data, that the Fund’s performance for the 1-, 3-, and 5-year periods ended March 31, 2005 was lower than the median. The Board noted the explanations from the Manager concerning the underperformance versus the peer group, including the presence in the peer group of a number of funds with longer maturity portfolios.

Based on their review, which included careful consideration of all of the factors noted above, the Board, mindful of the proposed transaction with Legg Mason, will continue to evaluate the Fund’s performance and investment strategies and any actions taken by the Manager to improve performance.

Management Fees and Expense Ratios

The Board reviewed and considered the contractual management fee (the “Contractual Management Fee”) payable by the Fund to the Manager in light of the nature, extent and quality of the management services provided by the Manager. The Board also reviewed and considered that fee waiver and/or expense reimbursement arrangements are currently in place for the Fund and considered the actual fee rate (after taking waivers and reimbursements into account) (the “Actual Management Fee”) and that the Manager had agreed to continue its fee waivers and reimbursements until further notice.

Additionally, the Board received and considered information comparing the Fund’s Contractual Management Fees and Actual Management Fee and the Fund’s overall expenses with those of funds in both the relevant expense group and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund including, where applicable, separate accounts. The Manager reviewed with the Board the significant differences in scope of services provided to the Fund and to these other clients, noting that the Fund is provided with administrative services, office facilities, Fund officers

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(including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other Fund providers. The Board considered the fee comparisons in light of the differences required to manage these different types of accounts. The Board received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a proposed framework of fees based on asset classes.

Management also discussed with the Board the Fund’s distribution arrangements. The Board was provided with information concerning revenues received by and certain expenses incurred by the Fund’s affiliated distributors and how the amounts received by the distributors are paid.

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of a group of underlying VIPs (including the Fund) classified as “U.S. government funds” and chosen by Lipper to be comparable to the Fund, showed that the Fund’s Contractual Management Fee and the Actual Management Fee were higher than the median. The Board noted that commencing September 1, 2004, the Manager reduced its Contractual Management Fee and implemented breakpoints and that the full benefit of this adjustment was therefore not reflected in the Lipper Report. The Board noted that the Fund’s actual total expense ratio was lower than the median. The Board also noted that the Manager was continuing its voluntary waiver until further notice.

Taking all of the above into consideration, the Board determined that the Management Fee was reasonable in light of the nature, extent and quality of the services provided to the Fund under the Management Agreement.

Manager Profitability

The Board received and considered a profitability analysis of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the CAM fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data as well as a report from an outside consultant that had reviewed the Manager’s methodology. The Manager’s profitability was considered not excessive in light of the nature, extent and quality of the services provided to the Fund.

Economies of Scale

The Board received and discussed information concerning whether the Manager realizes economies of scale as the Fund’s assets grow. The Board noted that commencing September 1, 2004, the Manager reduced its Contractual Management Fee and implemented breakpoints, reflecting the potential for reducing the Contractual Management Fee as the Fund grows. The Board considered whether the breakpoint fee structure was a reasonable means of sharing any economies of scale or other efficiencies that might accrue from increases in the Fund’s assets levels. The Board noted that the Fund had not yet reached the specified asset level at which a breakpoint to its Contractual Management Fee would be triggered. The Board also noted that as the Fund’s assets have increased over time, certain expenses, such as fees for Board members, auditors and legal fees, become a smaller percentage of overall assets. The Board determined that the management fee structure was reasonable.

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Other Benefits to the Manager

The Board considered other benefits received by the Manager and its affiliates as a result of their relationship with the Fund, including the opportunity to offer additional products and services to Fund shareholders.

In light of the costs of providing investment management and other services to the Fund and the Manager’s ongoing commitment to the Fund, the profits and other ancillary benefits that the Manager and its affiliates received were considered reasonable.

In light of all of the foregoing, the Board approved the Management Agreement to continue for another year.

No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management Agreement, and each Board Member attributed different weight to the various factors. The Independent Board Members were advised by separate independent legal counsel throughout the process. The Board also discussed the proposed continuance of the Management Agreement in private sessions with their independent legal counsel at which no representatives of the Manager were present.

Additional Information

SB Government Portfolio

On June 23, 2005, Citigroup Inc. entered into a definitive agreement (the “Transaction Agreement”) with Legg Mason, Inc. under which Citigroup agreed to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which includes the Adviser, to Legg Mason in exchange for the broker-dealer and investment banking businesses of Legg Mason and certain other considerations (the “Transaction”). The Transaction closed on December 1, 2005.

The consummation of the Transaction resulted in the automatic termination of the Fund’s current management agreement in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to the closing of the Transaction, the Fund’s Board approved a new management agreement between the Fund and the Adviser (the “New Management Agreement”) and authorized the Fund’s officers to submit the New Management Agreement to shareholders for their approval.

On July 11, 2005, members of the Board discussed with CAM management and certain Legg Mason representatives the Transaction and Legg Mason’s general plans and intentions regarding the Fund, including the preservation, strengthening and growth of CAM’s business and its combination with Legg Mason’s business. The Board Members also inquired about the plans for and anticipated roles and responsibilities of certain CAM employees and officers after the Transaction.

At a meeting held on August 7, 2005, the Fund’s Board, including a majority of the Board Members who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Board Members”), approved the New Management Agreement. To assist the Board in its consideration of the New Management Agreement, Legg Mason previously provided materials and information about Legg Mason, including its financial condition and asset management capabilities and organization, and CAM provided materials and information about the Transaction between Legg Mason and Citigroup. Representatives of CAM and Legg Mason also made presentations to and responded to questions from the Board, including at meetings held prior to the August 2005 meeting. The Independent

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Board Approval of Management Agreement (unaudited) (continued)

Board Members, through their independent legal counsel, also requested and received additional information from CAM and Legg Mason in connection with their consideration of the New Management Agreement. The additional information was provided in advance of and at the August meeting. After the presentations and after reviewing the written materials provided, the Independent Board Members met in executive session with their counsel to consider the New Management Agreement. The Independent Board Members also conferred separately and with their counsel about the Transaction on a number of occasions, including in connection with the July and August meetings.

In their deliberations concerning the New Management Agreement, among other things, the Board Members considered:

(i) the automatic termination of the current management agreement upon completion of the Transaction and the need for continuity of services provided under the current management agreement;

(ii) the reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries;

(iii) that, following the Transaction, CAM will be part of an organization focused on the asset management business;

(iv) that Legg Mason and its wholly-owned subsidiary, Western Asset, are experienced and respected asset management firms, and that Legg Mason has advised the Board Members that (a) it intends to combine the fixed income investment operations (including money market fund operations) of CAM with those of Western Asset and may also wish to combine other CAM operations with those of other Legg Mason subsidiaries; (b) after the closing of the Transaction, it will take steps to combine the investment management operations of Western Asset with the fixed income operations of the Adviser, which, among other things, may involve Western Asset and the Adviser sharing common systems and procedures, employees (including portfolio managers), investment and trading platforms, and other resources; (c) it is expected that these combination processes will result in changes to portfolio managers or portfolio management teams for a number of the CAM funds, subject to Board consent and appropriate notice to shareholders, and that, in other cases, the current portfolio managers or portfolio management teams will remain in place; and (d) in the future, it may recommend that Western Asset or other Legg Mason subsidiaries be appointed as the adviser or subadviser to some or all of the CAM funds, subject to applicable regulatory requirements;

(v) that CAM management had advised the Board that a number of portfolio managers and other key CAM personnel would be retained after the closing of the Transaction;

(vi) that CAM management and Legg Mason have advised the Board that following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Fund and their shareholders by the Adviser, including compliance services;

(vii) that Legg Mason has advised the Board that it has no present intention to alter the expense waivers and reimbursements currently in effect and, while it reserves the right to do so in the future, it would consult with the Board before making any changes;

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(viii) that under the Transaction Agreement, Citigroup and Legg Mason have agreed not to take any action that is not contemplated by the Transaction or fail to take any action that to their respective knowledge would cause any of the requirements of Section 15(f) of the 1940 Act not to be met;

(ix) the assurances from Citigroup and Legg Mason that, for a three year period following the closing of the Transaction, Citigroup-affiliated broker-dealers will continue to offer the Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

(x) the potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason sponsored funds including possible economies of scale and access to investment opportunities;

(xi) that Citigroup and Legg Mason would derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being considered;

(xii) the potential effects of regulatory restrictions on the Fund if Citigroup-affiliated broker-dealers remain principal underwriters of the Fund after the closing of the Transaction;

(xiii) the fact that the Fund’s total advisory and administrative fees will not increase by virtue of the New Management Agreement, but will remain the same;

(xiv) the terms and conditions of the New Management Agreement, including the differences from the current management agreement, and the benefits of a single, uniform form of agreement covering these services;

(xv) that the Fund would not bear the costs of obtaining shareholder approval of the New Management Agreement;

(xvi) that Citigroup and Legg Mason were negotiating a license arrangement that would permit the Fund to maintain its current name for some agreed upon time period after the closing of the Transaction; and

(xvii) that, as discussed in detail above, within the past year the Board had performed a full annual review of the current management agreement as required by the 1940 Act. In that regard, the Board’s deliberations concerning the New Management Agreement reflected its prior evaluation of relevant factors, including the nature, quality and extent of services provided, costs of services provided, profitability, fall-out benefits, fees and economies of scale and investment performance considered in connection with the renewal of the current management agreement and its determination that information provided by CAM and Legg Mason management prior to and at the August meeting supported the continued appropriateness of such conclusions with respect to the New Management Agreement.

No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the New Management Agreement, and each Board Member attributed different weight to the various factors. The Independent Board Members were advised by separate independent legal counsel throughout the process. The Board also discussed the New Management Agreement in private sessions with their independent legal counsel at which no representatives of the Adviser were present. In light of all of the foregoing, the Board approved the New Management Agreement and authorized the Fund’s officers to submit the New Management Agreement to shareholders for their approval.

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Additional Information (unaudited)

Information about Trustees and Officers

The business and affairs of Smith Barney Investment Series (“Trust”) are managed under the direction of the Trust’s Board of Trustees. Information pertaining to the Trustees and officers of the Trust is set forth below. Each Trustee and Officer holds office for his or her lifetime, unless that individual resigns, retires or is otherwise removed. The Statement of Additional Information includes additional information about the Trustees and is available without charge, upon request by calling 1-800-451-2010.

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past 5 Years
Non-Interested Trustees:
Elliott J. Berv c/o R. Jay Gerken, CFA Citigroup Asset Management (“CAM”) 399 Park Avenue New York, NY 10022 Birth Year: 1943	Trustee	Since 2001	Executive Vice President and Chief Operations Officer, DigiGym Systems (on-line personal training systems) (since 2001); Consultant Catalyst (Consulting) (since 1984); Chief Executive Officer, Motorcity USA (motorsport racing) (Since 2004)	37	Board Member, American Identity Corp. (doing business as Morpheus Technologies) (Biometric information management) (since 2001); Director, Lapoint Industries (Industrial Filter Company) (since 2002); Director. Alzheimer’s Association (New England Chapter) (since 1998)

Donald M. Carlton c/o R. Jay Gerken, CFA CAM 399 Park Avenue New York, NY 10022 Birth Year: 1937	Trustee	Since 1997	Consultant, URS Corporation (Engineering) (since 1999); former Chief Executive Officer, Radian International L.L.C. (Engineering) (from 1996 to 1998), Member of Management Committee, Signature Science (Research and Development) (since 2000)	37	Director, Temple-Inland (forest products) (since 2003); Director, American Electric Power Co. (Electric Utility) (since 1999); Former Director, National Instruments Corp. (Technology) (since 1994); Director, Valero Energy (Petroleum Refining) (since 1999)

94         Smith Barney Investment Series 2005 Annual Report

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past 5 Years
Non-Interested Trustees:
A. Benton Cocanougher c/o R. Jay Gerken, CFA CAM 399 Park Avenue New York, NY 10022 Birth Year: 1938	Trustee	Since 1991	Dean Emeritus and Professor, Texas A&M University (since 2004); former Interim Chancellor, Texas A&M University System (from 2003 to 2004); former Special Advisor to the President, Texas A&M University (from 2002-2003); former Dean Emeritus and Wiley Professor, Texas A&M University (from 2001 to 2002); former Dean and Professor of Marketing, College and Graduate School of Business of Texas A&M University (from 1987 to 2001)	32	None

Mark T. Finn c/o R. Jay Gerken, CFA CAM 399 Park Avenue New York, NY 10022 Birth Year: 1943	Trustee	Since 2001	Adjunct Professor, William & Mary College (since September 2002); Principal/Member, Belvan Partners/Balfour Vantage–Manager and General Partner to the Vantage Hedge Fund, LP (since March 2002); Chairman and Owner, Vantage Consulting Group, Inc. (Investment Advisory and Consulting Firm) (since 1988); former Vice Chairman and Chief Operating Officer, Lindner Asset Management Company (Mutual Fund Company) (from March 1999 to 2001); former General Partner and Shareholder, Greenwich Ventures, LLC (Investment Partnership) (from 1996 to 2001); former President, Secretary, and Owner, Phoenix Trading Co. (Commodity Trading Advisory Firm) (from 1997 to 2000)	37	Former President and Director, Delta Financial, Inc. (Investment Advisory Firm) (from 1983 to 1999)

Smith Barney Investment Series 2005 Annual Report         95

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past 5 Years
Non-Interested Trustees:
Stephen Randolph Gross c/o R. Jay Gerken, CFA CAM 399 Park Avenue New York, NY 10022 Birth Year: 1947	Trustee	Since 1986	Chairman, HLB Gross Collins, PC (accounting and consulting firm (since 1979); Treasurer, Coventry Limited, Inc. (Senior Living Facilities) (since 1985); former Managing Director, Fountainhead Ventures, LLC (technology accelerator) (from 1998 to 2003); former Treasurer, Hank Aaron Enterprises (fast food franchise) (from 1985 to 2001); former Partner, Capital Investment Advisory Partners (leverage buyout consulting) (from 2000 to 2002); former Secretary, Carint N.A. (manufacturing) (from 1998 to 2002)	37	Director, Andersen Calhoun (assisted living) (since 1987); former Director, Yu Save, Inc. (internet company) (from 1998 to 2000); former Director, Hotpalm.com, Inc. (wireless applications) from 1998 to 2000); former Director, United Telesis, Inc. (telecommunications) (from 1997 to 2002); former Director ebank.com, Inc. (from 1997 to 2004)

Diana R. Harrington c/o R. Jay Gerken, CFA CAM 399 Park Avenue New York, NY 10022 Birth Year: 1940	Trustee	Since 2001	Professor, Babson College (since 1993)	37	Former Trustee, The Highland Family of Funds (Investment Company) (from 1997 to 1998)

Susan B. Kerley c/o R. Jay Gerken, CFA CAM 399 Park Avenue New York, NY 10022 Birth Year: 1951	Trustee	Since 2001	Consultant, Strategic Management Advisors, LLC (Investment Consulting) (since 1990)	37	Chairperson and Independent Board Member of Eclipse Fund, Inc. and Eclipse Funds (which trade as Mainstay Funds) (currently supervises 16 investment companies in the fund complex)

96         Smith Barney Investment Series 2005 Annual Report

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past 5 Years
Non-Interested Trustees:
Alan G. Merten c/o R. Jay Gerken, CFA CAM 399 Park Avenue New York, NY 10022 Birth Year: 1941	Trustee	Since 1990	President, George Mason University (since 1996)	37	Director, Xybernaut Corporation (information technology) (since 2004); Director, Digital Net Holdings, Inc. (since 2003); Director, Comshare, Inc. (information technology) (from 1985 to 2003)

R. Richardson Pettit c/o R. Jay Gerken, CFA CAM 399 Park Avenue New York, NY 10022 Birth Year: 1942	Trustee	Since 1990	Professor of Finance, University of Houston (from 1977 to 2002); Independent Consultant (since 1984)	37	None

Interested Trustee:
R. Jay Gerken, CFA ** CAM 399 Park Avenue, Mezzanine New York, NY 10022 Birth Year: 1951	Chairman, President and Chief Executive Officer	Since 2002	Managing Director of CAM; Chairman, President, Chief Executive Officer and Director SBFM, and CFM; President and Chief Executive Officer of certain mutual funds associated with Legg Mason, Inc. (“Legg Mason”); formerly Portfolio Manager of Smith Barney Allocation Series, Inc. (from 1996 to 2001) and Smith Barney Growth and Income Fund (from 1996 to 2000); formerly Chairman, President and Chief Executive Officer of Travelers Investment Adviser, Inc. (“TIA”) (from 2002 to 2005)	171	N/A

Smith Barney Investment Series 2005 Annual Report         97

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past 5 Years
Officers:
Andrew B. Shoup CAM 125 Broad Street, 11th Floor New York, NY 10004 Birth Year: 1956	Senior Vice President and Chief Administrative Officer	Since 2003	Director of CAM; Senior Vice President and Chief Administrative Officer of mutual funds associated with CAM; Head of International Funds Administration of CAM from 2001 to 2003; Director of Global Funds Administration of CAM (from 2000 to 2001); Head of U.S. Citibank Funds Administration of CAM (from 1998 to 2000)	N/A	N/A

Frances M. Guggino CAM 125 Broad Street, 10th Floor New York, NY 10004 Birth Year: 1957	Chief Financial Officer and Treasurer	Since 2004	Director of CAM; Chief Financial Officer and Treasurer of certain mutual funds associated with CAM; Controller of certain mutual funds associated with CAM	N/A	N/A

Alan J. Blake CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1949	Vice President and Investment Officer	Since 2001	Managing Director of CAM	N/A	N/A

Kevin Caliendo CAM 399 Park Avenue, 4th Floor New York, NY 10004 Birth Year: 1970	Vice President and Investment Officer	Since 2003	Managing Director of CAM	N/A	N/A

Scott K. Glasser CAM 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1966	Vice President and Investment Officer	Since 1996	Managing Director of CAM; Investment Officer of SBFM	N/A	N/A

Peter J. Hable CAM One Sansome Street San Francisco, CA 94104 Birth Year: 1958	Vice President and Investment Officer	Since 1999	Managing Director of CAM and Investment Officer of SBFM	N/A	N/A

98         Smith Barney Investment Series 2005 Annual Report

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past 5 Years

Michael A. Kagan CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1960	Vice President and Investment Officer	Since 2000	Managing Director of CAM	N/A	N/A
Officers:
Roger M. Lavan, CFA CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1963	Vice President and Investment Officer	Since 2002	Managing Director of CAM and Salomon Brothers Asset Management Inc. (“SBAM”)	N/A	N/A

Francis L. Mustaro CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1950	Vice President and Investment Officer	Since 2002	Managing Director of CAM	N/A	N/A

Timothy Woods, CFA CAM 100 First Stamford Place Stamford, CT 06902 Birth Year: 1960	Vice President and Investment Officer	Since 2001	Managing Director of CAM	N/A	N/A

Andrew Beagley CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1962	Chief Anti-Money Laundering Compliance Officer Chief Compliance Officer	Since 2002 Since 2004	Chief Anti-Money Laundering Compliance Officer and Chief Compliance Officer of certain mutual funds associated with CAM; Managing Director of CAM (since 2005); Director of CAM (2000-2005); Director of Compliance, North America, CAM (2000-2005); Director of Compliance, Europe, the Middle East and Africa, CAM (from 1999 to 2000); Compliance Officer, SBFM, CFM, TIA, Salomon Brothers Asset Management Limited, Smith Barney Global Capital Management Inc., Salomon Brothers Asset Management Asia Pacific Limited (from 1997 to 1999)	N/A	N/A

Smith Barney Investment Series 2005 Annual Report         99

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past 5 Years
Officers:
Wendy S. Setnicka CAM 125 Broad Street, 10th Floor New York, NY 10004 Birth Year: 1964	Controller	Since 2004	Vice President of CAM; Controller of certain mutual funds associated with CAM; Assistant Controller of CAM (Since 2002)	N/A	N/A

Robert I. Frenkel CAM 300 First Stamford Place Stamford, CT 06902 Birth Year: 1954	Secretary and Chief Legal Officer	Since 2003	Managing Director and General Counsel of Global Mutual Funds for CAM and its predecessor (since 1994); Secretary and Chief Legal Officer of mutual funds associated with CAM	N/A	N/A
*	Each Trustee and Officer serves until his or her successor has been duly elected and qualified.
**	Mr. Gerken is an “interested person” of the Funds as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of SBFM and certain of its affiliates.

100         Smith Barney Investment Series 2005 Annual Report

Additional Shareholder Information (unaudited)

Smith Barney Premier Selections All Cap Growth Portfolio

Results of a Special Meeting of Shareholders

On October 21, 2005, a Special Meeting of Shareholders was held to elect Trustees. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

Item Voted On	Votes For	Votes Against	Abstentions	Broker Non-Votes
Election of Trustees[1]
Nominees:
Elliot J. Berv	1,373,101,980.622	72,611,605.603	78,283.260	0
Donald M. Carlton	1,372,667,931.470	73,045,654.755	78,283.260	0
A. Benton Cocanougher	1,372,238,417.747	73,475,168.477	78,283.260	0
Mark T. Finn	1,372,966,510.879	72,747,075.345	78,283.260	0
Stephen Randolph Gross	1,372,665,788.992	73,047,797.233	78,283.260	0
Diana R. Harrington	1,372,790,017.323	72,923,568.902	78,283.260	0
Susan B. Kerley	1,372,864,058.699	72,849,527.525	78,283.260	0
Alan G. Merten	1,373,132,217.647	72,581,368.578	78,283.260	0
R. Richardson Pettit	1,372,801,010.747	72,912,575.478	78,283.260	0
R. Jay Gerken	1,371,873,090.739	73,840,495.485	78,283.260	0

[1]	Trustees are elected by the shareholders of all of the series of the Trust of which the Fund is a series.

Smith Barney Dividend Strategy Portfolio

Results of a Special Meeting of Shareholders

On October 21, 2005, a Special Meeting of Shareholders was held to elect Trustees. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

Item Voted On	Votes For	Votes Against	Abstentions	Broker Non-Votes
Election of Trustees[1]
Nominees:
Elliot J. Berv	1,373,101,980.622	72,611,605.603	78,283.260	0
Donald M. Carlton	1,372,667,931.470	73,045,654.755	78,283.260	0
A. Benton Cocanougher	1,372,238,417.747	73,475,168.477	78,283.260	0
Mark T. Finn	1,372,966,510.879	72,747,075.345	78,283.260	0
Stephen Randolph Gross	1,372,665,788.992	73,047,797.233	78,283.260	0
Diana R. Harrington	1,372,790,017.323	72,923,568.902	78,283.260	0
Susan B. Kerley	1,372,864,058.699	72,849,527.525	78,283.260	0
Alan G. Merten	1,373,132,217.647	72,581,368.578	78,283.260	0
R. Richardson Pettit	1,372,801,010.747	72,912,575.478	78,283.260	0
R. Jay Gerken	1,371,873,090.739	73,840,495.485	78,283.260	0

[1]	Trustees are elected by the shareholders of all of the series of the Trust of which the Fund is a series.

Smith Barney Investment Series 2005 Annual Report         101

Additional Shareholder Information (unaudited) (continued)

Smith Barney Growth and Income Portfolio

Results of a Special Meeting of Shareholders

On October 21, 2005, a Special Meeting of Shareholders was held to elect Trustees. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

Item Voted On	Votes For	Votes Against	Abstentions	Broker Non-Votes
Election of Trustees[1]
Nominees:
Elliot J. Berv	1,373,101,980.622	72,611,605.603	78,283.260	0
Donald M. Carlton	1,372,667,931.470	73,045,654.755	78,283.260	0
A. Benton Cocanougher	1,372,238,417.747	73,475,168.477	78,283.260	0
Mark T. Finn	1,372,966,510.879	72,747,075.345	78,283.260	0
Stephen Randolph Gross	1,372,665,788.992	73,047,797.233	78,283.260	0
Diana R. Harrington	1,372,790,017.323	72,923,568.902	78,283.260	0
Susan B. Kerley	1,372,864,058.699	72,849,527.525	78,283.260	0
Alan G. Merten	1,373,132,217.647	72,581,368.578	78,283.260	0
R. Richardson Pettit	1,372,801,010.747	72,912,575.478	78,283.260	0
R. Jay Gerken	1,371,873,090.739	73,840,495.485	78,283.260	0

[1]	Trustees are elected by the shareholders of all of the series of the Trust of which the Fund is a series.

SB Government Portfolio

Results of a Special Meeting of Shareholders

On October 21, 2005, a Special Meeting of Shareholders was held to elect Trustees. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

Item Voted On	Votes For	Votes Against	Abstentions	Broker Non-Votes
Election of Trustees[1]
Nominees:
Elliot J. Berv	1,373,101,980.622	72,611,605.603	78,283.260	0
Donald M. Carlton	1,372,667,931.470	73,045,654.755	78,283.260	0
A. Benton Cocanougher	1,372,238,417.747	73,475,168.477	78,283.260	0
Mark T. Finn	1,372,966,510.879	72,747,075.345	78,283.260	0
Stephen Randolph Gross	1,372,665,788.992	73,047,797.233	78,283.260	0
Diana R. Harrington	1,372,790,017.323	72,923,568.902	78,283.260	0
Susan B. Kerley	1,372,864,058.699	72,849,527.525	78,283.260	0
Alan G. Merten	1,373,132,217.647	72,581,368.578	78,283.260	0
R. Richardson Pettit	1,372,801,010.747	72,912,575.478	78,283.260	0
R. Jay Gerken	1,371,873,090.739	73,840,495.485	78,283.260	0

[1]	Trustees are elected by the shareholders of all of the series of the Trust of which the Fund is a series.

102         Smith Barney Investment Series 2005 Annual Report

Important Tax Information (unaudited)

The following information is provided with respect to the distributions paid during the taxable year ended October 31, 2005:

	Smith Barney Dividend Strategy Portfolio	Smith Barney Growth and Income Portfolio
Record Date:	12/27/2004	12/27/2004
Payable Date:	12/28/2004	12/28/2004

Dividends Qualifying for the Dividends Received Deduction for Corporations	94.65%	100.00%

Please retain this information for your records.

Smith Barney Investment Series 2005 Annual Report         103

Smith Barney Investment Series

TRUSTEES

Elliott J. Berv

Donald M. Carlton

A. Benton Cocanougher

Mark T. Finn

R. Jay Gerken, CFA
Chairman

Stephen Randolph Gross

Diana R. Harrington

Susan B. Kerley

Alan G. Merten

R. Richardson Pettit

OFFICERS

R. Jay Gerken, CFA

President and

Chief Executive Officer

Andrew B. Shoup

Senior Vice President and

Chief Administrative Officer

Frances M. Guggino

Chief Financial Officer
and Treasurer

Alan J. Blake

Vice President and

Investment Officer

Kevin Caliendo

Vice President and

Investment Officer

Scott K. Glasser

Vice President
and Investment Officer

Peter J. Hable

Vice President
and Investment Officer

Michael A. Kagan

Vice President and

Investment Officer

Roger M. Lavan, CFA

Vice President and
Investment Officer

OFFICERS (continued)

Francis L. Mustaro

Vice President and

Investment Officer

Timothy Woods, CFA

Vice President and

Investment Officer

Andrew Beagley

Chief Anti-Money Laundering

Compliance Officer

and Chief Compliance Officer

Wendy S. Setnicka

Controller

Robert I. Frenkel

Secretary and
Chief Legal Officer

INVESTMENT MANAGER

Smith Barney Fund

    Management LLC

DISTRIBUTORS

Citigroup Global Markets Inc.

Legg Mason Investors
    Services, LLC

CUSTODIAN

State Street Bank and
    Trust Company

TRANSFER AGENT

PFPC Inc.

P.O. Box 9699

Providence, Rhode Island

02940-9699

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP

345 Park Avenue

New York, New York 10154

This report is submitted for general information of the shareholders of the Smith Barney Investment Series — Smith Barney Premier Selections All Cap Growth, Smith Barney Dividend Strategy, Smith Barney Growth and Income and SB Government Portfolios.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Funds’ investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Funds. Please read the prospectus carefully before investing.

www.citigroupam.com

©2005 Legg Mason Investor Services, LLC

Member NASD, SIPC

FD02461 12/05	05-9454

Smith Barney Investment Series

Smith Barney Premier Selections All Cap Growth Portfolio

Smith Barney Dividend Strategy Portfolio

Smith Barney Growth and Income Portfolio

SB Government Portfolio

The Funds are separate investment funds of the Smith Barney Investment Series, a Massachusetts business trust.

SMITH BARNEY INVESTMENT SERIES

Smith Barney Mutual Funds

125 Broad Street

10th Floor, MF-2

New York, New York 10004

The Funds files their complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Forms N-Q are available on the Commission’s website at http://www.sec.gov. The Funds’ Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington D.C., and how information on the operation of the Public Reference Room may be obtained by calling 800-SEC-0330. To obtain information on Form N-Q from the Funds, shareholders can call 800-451-2010.

Information on how the Funds voted proxies relating to portfolio securities during the most recent 12 month period ended June 30, and a description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Funds’ website at www.citigroupam.com and (3) on the SEC’s website at www.sec.gov.